                                                                    Exhibit 10.3

                                  $100,000,000


                                CREDIT AGREEMENT

                                  dated as of

                                 April 24, 1995

                                     among

                      UNION TEXAS PETROLEUM HOLDINGS, INC.

                            The BANKS Listed Herein

                                      and

                           NATIONSBANK OF TEXAS, N.A.
                                    as Agent

                                      and

             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
                   UNION BANK OF SWITZERLAND, HOUSTON AGENCY
                                  as Co-Agents





         THE INDEMNIFICATION PROVISIONS OF SECTIONS 7.06 AND 9.03(B) OF THIS AGREEMENT INCLUDE INDEMNIFICATION FROM THE CONSEQUENCES OF THE NEGLIGENCE OF THE PERSONS INDEMNIFIED THEREBY TO THE EXTENT SET FORTH THEREIN

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                        ARTICLE I

                                                       DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . .   1
         SECTION 1.01.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         SECTION 1.02.  Accounting Terms and Determinations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 1.03.  Types of Borrowings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 1.04.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 1.05.  Unimar. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 1.06.  Ratings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22


                                                        ARTICLE II

                                                       THE CREDITS  . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 2.01.  Commitments to Lend . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 2.02.  Notice of Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 2.03.  Conversions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 2.04.  Notice to Banks; Funding of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 2.05.  Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 2.06.  Maturity of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 2.07.  Interest Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 2.08.  Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 2.09.  Optional Termination or Reduction of Commitments  . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 2.10.  Mandatory Termination or Reduction of
                                  Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 2.11.  Optional Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 2.12.  General Provisions as to Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 2.13.  Funding Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 2.14.  Computation of Interest and Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 2.15.  Chapter 15  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 2.16.  Maximum Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 2.17.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

                                                       ARTICLE III

                                                        CONDITIONS  . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 3.01.  Initial Borrowing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 3.02.  All Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35


                                                        ARTICLE IV

                                              REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . .  36
         SECTION 4.01.  Corporate Existence and Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION 4.02.  Corporate and Governmental Authorization;
                                  Contravention . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION 4.03.  Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION 4.04.  Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 4.05.  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 4.06.  Compliance with ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         SECTION 4.07.  Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         SECTION 4.08.  Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         SECTION 4.09.  Ownership of Restricted Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 4.10.  Title to Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 4.11.  Taxes and Other Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 4.12.  Regulation U  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 4.13.  Certain Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 4.14.  United Kingdom Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

                                                        ARTICLE V

                                                        COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 5.01.  Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 5.02.  Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         SECTION 5.03.  Primary Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         SECTION 5.04.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         SECTION 5.05.  Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         SECTION 5.06.  Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         SECTION 5.07.  Negative Pledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         SECTION 5.08.  Consolidations and Mergers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 5.09.  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 5.10.  Parties to Subsidiary Guaranty Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 5.11.  Restrictions on Dividends, Intercompany Loans,
                                  or Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         SECTION 5.12.  Loans and Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         SECTION 5.13.  Cross-Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         SECTION 5.14.  Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         SECTION 5.15.  Adjusted Equity and Interest Coverage . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 5.16.  Excluded Subordinated Debt and Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 5.17.  Certain Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 5.18.  Restrictions on Asset Sales . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         SECTION 5.19.  UTEK Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         SECTION 5.20.  Conversion to Unrestricted Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51


                                                        ARTICLE VI

                                                         DEFAULTS . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         SECTION 6.01.  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         SECTION 6.02.  Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

                                                       ARTICLE VII

                                                        THE AGENT   . . . . . . . . . . . . . . . . . . . . . . . . .  54
         SECTION 7.01.  Appointment and Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         SECTION 7.02.  Agent and Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         SECTION 7.03.  Action by Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         SECTION 7.04.  Consultation with Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         SECTION 7.05.  Liability of Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         SECTION 7.06.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         SECTION 7.07.  Credit Decision . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 7.08.  Successor Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 7.09.  Agent's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

                                                       ARTICLE VIII

                                                 CHANGE IN CIRCUMSTANCES  . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 8.01.  Basis for Determining Interest Rate Inadequate
                                  or Unfair . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 8.02.  Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         SECTION 8.03.  Increased Cost and Reduced Return . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION 8.04.  Base Rate Loans Substituted for Affected
                                  Euro-Dollar Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         SECTION 8.05.  Substitution of Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

                                                        ARTICLE IX

                                                      MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . .  60
         SECTION 9.01.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         SECTION 9.02.  No Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         SECTION 9.03.  Expenses; Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         SECTION 9.04.  Sharing of Set-Offs, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         SECTION 9.05.  Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         SECTION 9.06.  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         SECTION 9.07.  Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         SECTION 9.08.  Texas Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         SECTION 9.09.  CONSENT TO JURISDICTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         SECTION 9.10.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65


         SECTION 9.11.  WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         SECTION 9.12.  COMPLETE AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         SECTION 9.13.  Liability of Co-Agents and Arranger . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         SECTION 9.14.  Termination of 1994 Short-Term Commitments  . . . . . . . . . . . . . . . . . . . . . . . . .  66

Schedule I - [Not used]

Schedule II - Existing Subsidiaries

Schedule III  - Existing Liens

Schedule IV - Existing Restrictions

Schedule V - Joint Venture Debt Agreements

Schedule VI - Outstanding Options

Exhibit A -  Note

Exhibit B - Subsidiary Guaranty Agreement

Exhibit C - Opinion of General Counsel of the Company

Exhibit D - Opinion of Special Counsel for the Company

Exhibit E - Opinion of Special Counsel for the Agent

Exhibit F - Assignment and Assumption Agreement

Exhibits G-1 and G-2 - Forms of Local Counsel Opinions

                                CREDIT AGREEMENT


                 Credit Agreement dated as of April 24, 1995 among Union Texas Petroleum Holdings, Inc., the Banks party hereto, NationsBank of Texas, N.A., as Agent, and Bank of America National Trust and Savings Association and Union Bank of Switzerland, Houston Agency, as Co-Agents.

                 The parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

                 SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

                 "Acceptable Engineer" means DeGolyer & MacNaughton or such other independent engineering firm that is mutually acceptable to the Agent and the Company.

                 "Additional Margin Increase Condition" exists at all times during which any senior unsecured long-term debt of the Company is rated below BBB- by S&P.

                 "Adjusted Equity" means the consolidated stockholders equity of the Company and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with generally accepted accounting principles, adjusted to exclude (i) any cumulative foreign exchange translation adjustments, (ii) any non-cash write-up or writedown of any assets of the Company and its Consolidated Subsidiaries made after March 31, 1992 in accordance with generally accepted accounting principles, and (iii) the non-cash effect of the adoption of any change after March 31, 1992 required by generally accepted accounting principles.

                 "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form requested by the Agent submitted to the Agent (with a copy to the Company) duly completed by such Bank.

                 "Affiliate" means (i) any Person holding 5% or more of any class of capital stock of the Company, and (ii) any Person (other than the Company, a Subsidiary or a Partnership) directly or indirectly controlling, controlled by or under common control with any Person described in clause (i). As used in this definition of "Affiliate", the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

                 "Agent" means NationsBank in its capacity as agent for the Banks hereunder and any successor in such capacity.

                 "Agreement" means this Credit Agreement dated as of April 24, 1995 among the Company, the Banks, the Agent and the Co-Agents, as amended from time to time in accordance with the terms hereof.

                 "Applicable Lending Office" means, with respect to any Bank,
(i) in the case of its Base Rate Loans, its Domestic Lending Office, and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

                 "Arranger" means NationsBanc Capital Markets, Inc.

                 "Asset Sale" means any sale, lease, transfer or other disposition of any Restricted Asset by the Company or any Restricted Subsidiary, whether such sale, lease, transfer or other disposition is direct or indirect (such as by selling capital stock of the Subsidiary that owns such Restricted Asset, but excluding sales of capital stock of the Company), other than (i) farm-outs in the ordinary course of business of properties containing substantially no proved reserves at the time of the farm-out, (ii) sales in the ordinary course of business of Hydrocarbons after severance, (iii) sales, transfers, leases or other dispositions of inventory and obsolete or surplus equipment in the ordinary course of business, and (iv) sales, transfers, leases or other dispositions to the Company or any Restricted Subsidiary if no Default then exists or would result therefrom.

                 "Assignee" has the meaning set forth in Section 9.06(c).

                 "Assignment" means an Assignment and Assumption Agreement in substantially the form of Exhibit F hereto.

                 "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

                 "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Corporate Base Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

                 "Base Rate Loan" means a Loan which bears interest as provided in Section 2.07(a).

                 "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

                 "Borrowing" has the meaning set forth in Section 1.03.

                 "Cash Interest Expense" means, for any period, the sum of (i) the aggregate amount accrued during such period by the Company and its Consolidated Subsidiaries for interest determined on a consolidated basis, but excluding interest on Non-Recourse Debt and interest on Debt of Unrestricted Subsidiaries to the extent such Debt does not constitute Debt of the Company or any Restricted Subsidiary plus (ii) the aggregate amount paid during such period by the Company and its Consolidated Subsidiaries for dividends on Restricted Preferred Stock, determined on a consolidated basis.

                 "Co-Agents" means Bank of America National Trust and Savings Association and Union Bank of Switzerland, Houston Agency in their capacities as Co-Agents hereunder.

                 "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof (or, if such Bank is an Assignee and its name is not set forth on the signature pages hereof, the amount of its Commitment as set forth in the Assignment pursuant to which it became a Bank), as such amount may be reduced from time to time pursuant to Sections 2.09 and 2.10 or reduced or increased from time to time pursuant to any Assignment to which it is a party.

                 "Company" means Union Texas Petroleum Holdings, Inc., a Delaware corporation.

                 "Company's 1993 Form 10-K" means the Company's annual report on Form 10-K for 1993, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

                 "Company's 1994 Form 10-K" means the Company's annual report on Form 10-K for 1994, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

                 "Consolidated Debt" means, at any date, an amount equal to (a) the sum (without duplication) of (i) the aggregate amount of Debt (other than Defeased Debt, Excluded Subordinated Debt not exceeding $100,000,000 and Debt that would not constitute Debt of the Company or any of its Consolidated Subsidiaries if clause (viii) were not included in the definition herein of Debt) of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date, plus (ii) the Unimar Percentage at such date of the aggregate Debt (other than Defeased Debt and Debt that would not constitute Debt of Unimar or any of the Unimar Restricted Subsidiaries if clause (viii) were not included in the definition herein of Debt) of Unimar and the Unimar Restricted Subsidiaries, determined on a consolidated basis as of such date, plus (iii) the Excess Letter of Credit/Guarantee Amount at such date, minus (b) the sum (without duplication and only to the extent that any of the following are included in the foregoing clause (a)) at such date of (1) Debt of Unrestricted Subsidiaries to the extent such Debt does not constitute Debt of the Company or any Restricted Subsidiary plus (2) Non-Restricted Asset Non-Recourse Debt plus (3) Existing Pakistan Non-Recourse Debt.

                 "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements as of such date.

                 "Convert", "Conversion" and "Converted" each refers to (i) the change of Loans of one Type into Loans of the other Type pursuant to Section
2.03 or Article VIII, (ii) the continuation of all Euro-Dollar Loans comprising the same Borrowing as such for an additional Interest Period pursuant to
Section 2.03, and (iii) an election to change, pursuant to Section 2.03, the Interest Period applicable to all Euro-Dollar Loans comprising the same Borrowing prior to the end of the Interest Period then applicable thereto.

                 "Corporate Base Rate" means a fluctuating interest rate per annum as shall be in effect from time to time equal to the rate of interest publicly announced by NationsBank as its base rate, whether or not the Company has notice thereof. Such rate is set by NationsBank as a general reference rate of interest, taking into account such factors as NationsBank may deem appropriate, it being understood that many of NationsBank's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that NationsBank may make various commercial or other loans at rates of interest having no relationship to such rate.

                 "Debt" of any Person means at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except accrued expenses, trade accounts payable and taxes payable arising in the ordinary course of business, (iv) the present value, determined in accordance with generally accepted accounting principles, of the obligations of such Person to make payments under capital leases, (v) all obligations of such Person which shall have been outstanding for more than five days owed to a bank or other Person in respect of amounts theretofore paid under a letter of credit or similar instrument,
(vi) all Debt of others secured by a Lien on any asset owned by such Person whether or not such Debt is assumed by such Person (except that Joint Venture Debt shall for purposes of this Agreement be deemed to be Debt of Pertamina and not of the Company or a Subsidiary), (vii) all Restricted Preferred Stock issued by such Person or as to which such Person is otherwise liable, (viii) all Debt of others Guaranteed by such Person, to the extent of such Guarantee, and (ix) all obligations of such Person which have been outstanding for more than five days to pay any margin call (or similar requirement) on any Derivative Transaction (excluding, in the case of the Company and its Subsidiaries, such obligations not exceeding $5,000,000 in the aggregate); provided that, neither Debt nor Guarantee includes (a) obligations under leases other than capital leases and under bona fide Derivative Transactions (except as provided in clause (ix) above) and obligations with respect to take-or-pay payments theretofore received which remain subject to cash settlement or make-up; (b) Debt of the Company or a Subsidiary owing to the Company or a Subsidiary, except for Debt not eliminated in consolidation pursuant to the proviso in Section 1.02; (c) obligations under the Indonesian Participating Units; (d) any preferred stock that does not constitute Restricted Preferred Stock; and (e) the existing agreements relating to Joint Venture Debt set forth in the contracts described on Schedule V of the parties thereto as to allocation of responsibility for damages caused by reason of an act or failure to act by, or otherwise related to, any such party, or any similar agreement hereafter entered into providing for a similar allocation of liability in respect of similar actions or failures to act. The amount of Debt attributable to any Restricted Preferred Stock shall be the maximum consideration required to be paid upon the purchase, retirement, redemption, exchange, or conversion of the portion thereof constituting Debt (such consideration, if other than cash, to be valued at the fair market value thereof); provided that, in computing such consideration there shall be excluded (A) any consideration payable solely in common stock of the Company, (B) dividends to the extent such dividends do not materially exceed the generally prevailing market rate (at the time of issuance of such Restricted Preferred Stock) on preferred stock of comparable risk and maturity; and (C) any premium payable upon any such purchase, retirement, redemption, exchange or conversion only as a result of the exercise by the issuer of a call provision exercisable only at the option of the issuer, if failure to exercise such option would not have an adverse effect on the Company or any Subsidiary pursuant to the terms of any such Restricted Preferred Stock or any documents related thereto.

                 "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                 "Defeased Debt" means any Debt of the Company or any Subsidiary (i) which has been defeased in accordance with the terms of the applicable Debt instruments, (ii) which is deemed to be extinguished under generally accepted accounting principles applicable to the Company or such Subsidiary, and (iii) with respect to which the Agent has received a certificate of an officer of the Company or such Subsidiary to the effect that the requirements of clauses (i) and (ii) of this definition have been met as to such Debt and such evidence, if any, in support of such certificate as the Agent may reasonably request.

                 "Derivative Transactions" means foreign exchange transactions and commodity, currency and interest rate swaps, floors, caps, collars, forward sales, options, other similar transactions and combinations of the foregoing.

                 "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City, San Francisco or Houston are authorized by law to close.

                 "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Agent.

                 "EBITDA" means, for any period, the sum of (i) the consolidated net income of the Company and its Consolidated Subsidiaries for such period before non-cash non-recurring items, gains or losses on dispositions of assets and the cumulative effect of changes in accounting principles plus (ii) to the extent included in the determination of such income, the consolidated charges for such period for interest, depreciation, depletion and amortization plus (or, if there is a benefit from income taxes, minus) (iii) to the extent included in the determination of such income, the amount of the provision for or benefit from income taxes; provided that in determining such consolidated net income, such consolidated charges and such provision for or benefit from income taxes, there shall be excluded therefrom (to the extent otherwise included therein) (a) the net income (or loss) of, charges for interest, depreciation, depletion and amortization of, and such provision for or benefit from income taxes of, any Person acquired by the Company or a Subsidiary in a pooling-of-interest transaction for any period prior to the date of such transaction, and (b) the net income (but not loss) of, charges for interest, depreciation, depletion and amortization of, and such provision for (but not benefit from) income taxes of, any Person which is subject to any contractual restriction which prevents the payment of dividends or the making of distributions on the capital stock or other ownership interests of such Person to the extent of such contractual restrictions.

                 "Effective Date" means the date of this Agreement, which is April 24, 1995.

                 "Engineering Report" means a report of an Acceptable Engineer providing an estimate of the proved reserves of Hydrocarbons attributable to the properties of the Company and the Restricted Subsidiaries.

                 "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act, the Resource Conservation and Recovery Act, the Oil Pollution Act, and their state analogs, in each case as they have been or may be amended.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

                 "ERISA Group" means the Obligors and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Obligor, are treated as a single employer under Section 414 of the Internal Revenue Code.

                 "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

                 "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro- Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Company and the Agent.

                 "Euro-Dollar Loan" means a Loan which bears interest as provided in Section 2.07(b).

                 "Event of Default" has the meaning set forth in Section 6.01.

                 "Excess Letter of Credit/Guarantee Amount" means, at any date, the excess of (a) the sum of (i) the aggregate undrawn amount, at such date, of all letters of credit as to which the Company or any Restricted Subsidiary (other than Unimar and the Unimar Restricted Subsidiaries) is the account party or in respect of which the Company or any Restricted Subsidiary (other than Unimar and the Unimar Restricted Subsidiaries) has Guaranteed payment plus the unpaid drawn portions, at such date, of all such letters of credit to the extent such drawn portions do not constitute Debt of the Company or a Restricted Subsidiary (other than Unimar and the Unimar Restricted Subsidiaries), plus (ii) the Unimar Percentage of the aggregate undrawn amount, at such date, of all letters of credit as to which Unimar or any of the Unimar Restricted Subsidiaries is the account party or in respect of which Unimar or any of the Unimar Restricted Subsidiaries has Guaranteed payment plus the unpaid drawn portions, at such date, of such letters of credit to the extent such drawn portions do not constitute Debt of Unimar or any of the Unimar Restricted Subsidiaries, plus
(iii) Debt that constitutes Debt of the Company or any Restricted Subsidiary (other than Unimar or any Unimar Restricted Subsidiary) pursuant to clause
(viii) of the definition herein of Debt, plus (iv) the Unimar Percentage at such date of Debt that constitutes Debt of Unimar or any of the Unimar Restricted Subsidiaries pursuant to clause (viii) of the definition herein of Debt, over (b) $50,000,000.

                 "Excess Net Sales Proceeds" means

         (i) with respect to any Asset Sale involving, directly or indirectly, a UK Asset (a "UK Asset Sale"),

                 (a) if, after giving effect to such Asset Sale, the aggregate Net Sales Proceeds from all UK Asset Sales since December 31, 1993 would be less than or equal to $50,000,000 and the aggregate Net Sales Proceeds from all Asset Sales since such date would be less than or equal to $100,000,000, zero; or

                 (b) if, after giving effect to such Asset Sale, the aggregate Net Sales Proceeds from all UK Asset Sales since December 31, 1993 ("UK Aggregate Amount") would be greater than $50,000,000 or the aggregate Net Sales Proceeds from all Asset Sales since such date ("Total Aggregate Amount") would be greater than $100,000,000, the lesser of (1) the greater of the amount by which the UK Aggregate Amount exceeds $50,000,000 or the amount by which the Total Aggregate Amount exceeds $100,000,000 or (2) the Net Sales Proceeds from such Asset Sale; and

         (ii) with respect to any Asset Sale not involving, directly or indirectly, a UK Asset,

                 (a) if, after giving effect to such Asset Sale, the aggregate Net Sales Proceeds from all Asset Sales since December 31, 1993 would be less than or equal to $100,000,000, zero; or

                 (b) if, after giving effect to such Asset Sale, the aggregate Net Sales Proceeds from all Asset Sales since December 31, 1993 would be greater than $100,000,000, the lesser of (1) the amount by which such aggregate Net Sales Proceeds exceeds $100,000,000 or (2) the Net Sales Proceeds from such Asset Sale.

                 "Excluded Subordinated Debt" means Debt that (i) is subordinate and junior, on terms reasonably satisfactory to the Agent, to the Loans in all respects and (ii) has no requirement, absent a default under such Debt, that any principal thereof be paid, purchased, redeemed, defeased, acquired, exchanged or converted (other than exchange for or conversion to common stock of the Company) prior to April 30, 2000.

                 "Existing Pakistan Non-Recourse Debt" means the Debt, not exceeding the principal amount of $9,500,000, evidenced by that certain promissory note dated December 20, 1988, issued by UT Pakistan in the original principal amount of $21,250,000, the related Finance Agreement between UT Pakistan and the Overseas Private Investment Corporation ("OPIC") and the related Issuing and Paying Agency Agreement among First Trust New York National Association (as successor to Morgan Guaranty Trust Company of New York) as issuing and paying agent, OPIC and UT Pakistan.

                 "Fair Market Value" means with respect to any asset of the Company or any Subsidiary at any date the open market cash purchase price that an informed and willing purchaser would pay for such asset in an arm's length transaction to a willing and informed owner under no compulsion to sell, all as reasonably determined in good faith by the Company.

                 "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day, as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to NationsBank on such day on such transactions as determined by the Agent.

                 "Financing Documents" means this Agreement, the Notes and the Subsidiary Guaranty Agreement.

                 "Guarantee" by any Person means any obligation, contingent or otherwise (including, without limitation, any obligation to repay to a payor or creditor of a payor amounts previously paid to such Person by such payor), of such Person directly or indirectly guaranteeing any Debt of any other Person or otherwise incurred for the purpose of assuring the holder of payment of any such Debt; provided that (i) the obligations of any Person in respect of Debt of any Partnership in which such Person is a general partner shall not constitute a Guarantee of such Debt so long as substantially all assets of such Person are comprised of its Investment in such Partnership, (ii) the obligation of a Person to transfer or restore cash to the account of a Partnership, Subsidiary or Affiliate pursuant to periodic settlements or adjustments under cash management practices of such Persons shall not constitute a Guarantee,
(iii) the contractual obligation of a Person to assure that a Subsidiary, Partnership or Affiliate conducts its operations as a prudent operator shall not constitute a Guarantee of indebtedness of the Subsidiary, Partnership or Affiliate, (iv) the obligation of a Person to cause net amounts of cash owned by a Subsidiary, Partnership or Affiliate to be applied to payment of indebtedness of such Subsidiary, Partnership or Affiliate shall not constitute a Guarantee of such indebtedness and (v) the reaffirmation to or for the benefit of a lender of contractual obligations (as, for example, those set forth in the Production Sharing Contracts) previously entered into in good faith and not in contemplation of the incurrence of Debt shall not constitute a Guarantee so long as the other arrangements entered into in connection with such reaffirmation do not increase the likelihood that additional funds will be required to meet such obligations (as would be the case, for example, if revenues otherwise available to meet such obligations were dedicated to such lender).

                 "HPG Plant" means the five-twelfths interest in the Geismar, Louisiana olefins plant owned by UTPC and its subsidiaries, the supply and distribution assets related to such plant and all other operating assets of UTPC and its subsidiaries as of December 31, 1993.

                 "Hydrocarbons" means crude oil, including all kinds of hydrocarbons and bitumens in solid or liquid form, and natural gas, including all gaseous hydrocarbons produced from wells, and liquefied natural gas and liquefied petroleum gases.

                 "Indonesian Participating Units" means the Indonesian Participating Units issued by Unimar pursuant to the Indenture dated as of September 24, 1984 between Unimar and Irving Trust Company, Trustee, as amended and in effect on the date hereof, and as hereafter amended to the extent such subsequent amendments do not change the term thereof, provide additional security therefor, or increase the payments to be made to holders thereof.

                 "Interest Period" means, with respect to each Euro-Dollar Loan comprising part of the same Borrowing, the period commencing on the date of such Loan or the date of the Conversion of any Base Rate Loan into such Euro-Dollar Loan and ending on the last day of the period selected by the Company pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period (or on any other date selected by the Company pursuant to Section 2.03) and ending on the last day of the period selected by the Company pursuant to the provisions below and Section 2.03. The duration of each such Interest Period shall be 1, 2, 3 or 6 months or (subject to Section 2.02(b)) 9 or 12 months, in each case as the Company may, upon notice received by the Agent not later than 10:00 a.m. (Houston time) on the third Euro-Dollar Business Day prior to the first day of such Interest Period, select; provided that:

                 (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                 (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Euro-Dollar Business Day of a calendar month;

                 (c) the Company may not select an Interest Period for any Loan if the last day of such Interest Period would be after April 15, 1997; and

                 (d) Interest Periods for all Loans comprising the same Borrowing shall commence on the same date and shall be of the same duration.

                 "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

                 "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, advance, Guarantee or otherwise. It is understood that a joint operating agreement or similar arrangement with respect to Hydrocarbon properties or the HPG Plant does not constitute a Person and hence that payments in respect of the acquisition or maintenance of an interest in such Hydrocarbon properties or the HPG Plant do not constitute an Investment.

                 "Joint Venture Debt" means obligations secured by a Lien on the interests of the Company or a Subsidiary, as the case may be, arising under either of the Production Sharing Contracts or any related supply contracts, if such Lien covers ratably the interests of Pertamina and all production sharing contractors thereunder.

                 "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset (including, without limitation, any production payment, advance payment or similar arrangement with respect to minerals in place), whether or not filed, recorded or otherwise perfected under applicable law. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset. The right of set-off, whether by operation of law or by contract, does not constitute a Lien unless there is a related obligation to maintain a deposit of cash or other assets in respect of which such right of set-off may be exercised.

                 "Loan" means a loan made by a Bank to the Company pursuant to section 2.01 and refers to a Base Rate Loan or a Euro-Dollar Loan (each of which shall be a "Type" of Loan), and "Loans" means Base Rate Loans or Euro-Dollar Loans or any combination of the foregoing.

                 "London Interbank Offered Rate" has the meaning set forth in
Section 2.07(b).

                 "Margin Increase Condition" exists at all times during any Margin Period if the aggregate outstanding amount of Consolidated Debt on the last day of the calendar quarter immediately preceding the first day of such Margin Period exceeded 300% of Operating Cash Flow for the four calendar quarter period ending on the last day of such calendar quarter.

                 "Margin Period" means each period commencing on and including the 61st day of each calendar quarter and ending on and including the 60th day of the next calendar quarter, with the first such period commencing on May 31, 1995.

                 "material" means, with respect to any matter so characterized herein, that such matter would reasonably be expected to be significant to a Bank in determining whether to enter into this Agreement or to extend credit hereunder.

                 "Material Debt" means Debt of the Company and/or any one or more Restricted Subsidiaries (other than Non-Recourse Debt) in an aggregate principal amount equal to or greater than $15,000,000, whether incurred under one or more related or unrelated documents or instruments.

                 "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $15,000,000.

                 "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

                 "NationsBank" means NationsBank of Texas, N.A., a national banking association.

                 "Net Sales Proceeds" means, with respect to any Asset Sale, the Fair Market Value of the Restricted Asset that is sold, leased, transferred or otherwise disposed of in such Asset Sale, minus the sum of (i) all reasonable fees, commissions and expenses incurred by the Company or any Subsidiary as a result of or in connection with such Asset Sale and (ii) all taxes required to be paid by the Company or any Subsidiary as a result of such Asset Sale.

                 "Non-Recourse Debt" means, at any date, (a) the aggregate amount at such date of Debt of the Company or a Subsidiary (other than Unimar and each Unimar Subsidiary) and (b) the Unimar Percentage of the aggregate amount at such date of all Debt of each of Unimar and each Unimar Subsidiary, in respect of which in the case of either (a) or (b) (i) the recourse of the holder of such Debt, whether direct or indirect and whether contingent or otherwise, shall be effectively limited to Non-Restricted Assets (or, in the case of the Existing Pakistan Non-Recourse Debt, the assets described in
Schedule III) and (ii) in the case of any such Debt incurred after the date of this Agreement, the Company shall have, at or prior to the time of incurrence thereof, notified the Agent of such incurrence and delivered to the Agent a certificate of an officer of the Company certifying that such Debt constitutes Non-Recourse Debt (or that such Debt will be converted into Non-Recourse Debt at some specified time or upon the occurrence of some specified event); provided that, if any such Debt is secured by any interest in a license, concession, production sharing contract or other right and any of the Restricted Assets consists of an interest in such license, concession, production sharing contract or other right, then the agreements evidencing such Debt must provide that default under such Debt will not impair or affect such license, concession, production sharing contract or other right. In the case of any Non-Recourse Debt incurred after the date of this Agreement, such limitation on recourse (i) must be set forth in the instrument evidencing such Debt, and (ii) must be on terms acceptable to the Agent as evidenced by the written approval thereof by the Agent (which approval will not be unreasonably withheld, and in deciding whether to approve such terms the Agent will, if requested by the Company, take into account what terms are usual and customary in non-recourse financings) and in any event must provide that the holder of such Debt waives, to the extent such holder may effectively do so, such holder's right to elect recourse treatment under 11 U.S.C. Section
1111(b) unless such holder obtains the prior written consent of the Required Banks. For avoidance of doubt, (a) if any such Debt is Guaranteed by the Company or a Restricted Subsidiary in a limited amount, the excess over such amount (but only the excess) constitutes Non-Recourse Debt, and (b) Debt shall not be determined to not be Non-Recourse Debt solely as a result of the existence of either of the following: (i) an agreement by a direct or indirect parent corporation to repay to a subsidiary amounts received by such parent corporation from such subsidiary in the event such subsidiary has a need for such amounts in future periods or (ii) an agreement by a direct or indirect parent corporation to cause a subsidiary to comply with such subsidiary's contractual obligations so long as the parent corporation is not obligated to contribute funds to the subsidiary to enable it to comply with such contractual obligations and has not otherwise Guaranteed such obligations.

                 "Non-Restricted Asset Non-Recourse Debt" means, at any date, the aggregate amount at such date of Non- Recourse Debt as to which the recourse of the holder is limited exclusively to Non-Restricted Assets as contemplated by clause (i) of the first sentence of the definition of Non-Recourse Debt.

                 "Non-Restricted Assets" means all assets of the Company and its Subsidiaries other than Restricted Assets.

                 "Non-UK Asset" means any Restricted Asset other than a UK
Asset.

                 "Notes" means promissory notes of the Company, substantially in the form of Exhibit A hereto, evidencing the obligation of the Company to repay the Loans made to it, and "Note" means any one of such promissory notes issued hereunder.

                 "Notice of Borrowing" has the meaning specified in Section
2.02.

                 "Obligors" means the Company and the Required Guarantors, and "Obligor" means any one of them.

                 "Operating Cash Flow" means, with respect to any period, an amount equal to

                 (i) the "net cash (required) provided by operating activities before changes in other assets and liabilities" of the Company and its Consolidated Subsidiaries for such period, that should be reflected in the consolidated statement of cash flows of the Company and its Consolidated Subsidiaries for such period prepared in accordance with generally accepted accounting principles on substantially the same basis as the consolidated statement of cash flows of the Company and its Consolidated Subsidiaries for the year ended December 31, 1993 as set forth in the Company's 1993 Form 10-K; provided that in determining such "net cash (required) provided by operating activities before changes in other assets and liabilities" there shall be excluded therefrom (to the extent otherwise included therein) (a) the portion of such net cash provided by assets securing any Non-Recourse Debt other than the Existing Pakistan Non-Recourse Debt, (b) the net cash provided or required by operating activities before changes in other assets and liabilities of any Person acquired by the Company or a Subsidiary in a pooling-of-interest transaction for any period prior to the date of such transaction, and (c) the net cash provided by operating activities before changes in other assets and liabilities of any Person which is subject to any contractual restriction which prevents the payment of dividends or the making of distributions on the capital stock or other ownership interests of such Person to the extent of such contractual restrictions, plus (ii) to the extent included in the determination of the "net cash (required) provided by operating activities before changes in other assets and liabilities" for such period in accordance with the foregoing clause (i), exploration expenses incurred by the Company or any Consolidated Subsidiary during such period other than (a) exploration expenses incurred in connection with assets securing any Non-Recourse Debt other than the Existing Pakistan Non-Recourse Debt, (b) the exploration expenses of any Person acquired by the Company or a Subsidiary in a pooling-of-interest transaction for any period prior to the date of such transaction, and (c) the exploration expenses of any Person which is subject to any contractual restriction which prevents the payment of dividends or the making of distributions on the capital stock or other ownership interests of such Person to the extent of such contractual restrictions, plus (or, if cash is required by equity investee, minus) (iii) the amount of the "cash (required) provided by equity investee" of the Company and its Consolidated Subsidiaries for such period, that should be reflected in the consolidated statement of cash flows of the Company and its Consolidated Subsidiaries for such period prepared in accordance with generally accepted accounting principles on substantially the same basis as the consolidated statement of cash flows of the Company and its Consolidated Subsidiaries for the year ended December 31, 1993 as set forth in the Company's 1993 Form 10-K, excluding the effect of any cash required by such equity investee for the payment of the principal of its Debt and any cash provided by such equity investee from incurrence of its Debt, minus (iv) dividends on preferred stock paid during such period by the Company or any Consolidated Subsidiary, determined on a consolidated basis.

                 "Other Credit Agreement" means the Amended and Restated Credit Agreement dated as of May 13, 1994 among the Company, NationsBank, as agent, and the co-agents and the banks parties thereto, as amended from time to time, providing a $450,000,000 credit facility to the Company.

                 "Other Credit Agreement Commitments" means the "Commitments" as defined in the Other Credit Agreement.

                 "Parent" means, with respect to any Bank, any Person controlling such Bank.

                 "Participant" has the meaning set forth in Section 9.06(b).

                 "Partnership" means any general or limited partnership which is accounted for on the equity method in the Company's consolidated financial statements and in which the Company or a Subsidiary is a general partner.

                 "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                 "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
It is understood that a joint operating agreement or similar arrangement with respect to Hydrocarbon properties or the HPG Plant does not constitute a Person.

                 "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

                 "Production Sharing Contracts" means the production sharing contracts pertaining to certain operations in Indonesia filed as Exhibits
10.102 and 10.103 to the Company's quarterly report on Form 10-Q for the quarter ending June 30, 1990, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

                 "Reference Banks" means the principal London offices of NationsBank, Bank of America National Trust and Savings Association and Union Bank of Switzerland and such substitute Bank or Banks as may be mutually agreed to by the Company and the Agent, and "Reference Bank" means any one of such Reference Banks.

                 "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                 "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                 "Required Banks" means at any time Banks having at least 51% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 51% of the aggregate unpaid principal amount of the Loans.

                 "Required Guarantors" means (a) each of Union Texas Petroleum Energy Corporation, UTPC, Union Texas East Kalimantan Limited, Union Texas International Corporation and Unistar, Inc. and (b) any Subsidiary that acquires a Restricted Asset (other than any Restricted Asset in Pakistan or, if such Subsidiary's entering into the Subsidiary Guaranty Agreement would have a material adverse tax consequence on the Company, in the United Kingdom (including the United Kingdom Sector of the North Sea)) after December 31, 1993 or the capital stock of any Required Guarantor after December 31, 1993. Each Required Guarantor shall continue to be a Required Guarantor unless released from its obligations under the Subsidiary Guaranty Agreement in accordance with the terms of the Financing Documents.

                 "Restricted Assets" means (1) all proved reserves of the Company and the Subsidiaries as of December 31, 1993 in Indonesia, the United Kingdom (including the United Kingdom Sector of the North Sea) and Pakistan,
(2) all licenses, concessions, production sharing contracts and other rights pertaining to any such proved reserves (excluding the portion thereof that does not pertain to any of such proved reserves, if such portion can be severed without material adverse consequences on the portion pertaining to such proved reserves), (3) equipment used in the production of any such proved reserves or in the transportation of production from any such proved reserves if such equipment is a fixture or otherwise attached to realty, constitutes all or a part of any pipeline or related equipment, is all or part of a production platform or related equipment or is equipment similar to any of the foregoing or used for a similar purpose, and (4) the HPG Plant.

                 "Restricted Payment" means (i) any dividend or other distribution on any shares of the Company's capital stock (except dividends payable solely in shares of its common stock), or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Company's capital stock or (b) any option, warrant or other right to acquire shares of the Company's capital stock (except any such payment made solely in shares of its common stock); provided that payments of stock-related and other employee benefits (including purchases by the Company of its common stock in connection with the payment of such benefits) in the ordinary course of business to employees of the Company or a Subsidiary shall not be deemed Restricted Payments.

                 "Restricted Preferred Stock" means (i) all preferred stock which (a) is subject to purchase, retirement, redemption, exchange or conversion (other than exchange for or conversion to common stock of the Company), in whole or in part under any circumstance whatsoever (other than purchase, retirement, redemption, exchange or conversion by the issuer thereof, at the sole option of such issuer, if failure to exercise such option would not have an adverse effect on the Company or any Subsidiary pursuant to the terms of any such preferred stock or any documents related thereto) and (b) provides for dividends materially in excess of the generally prevailing market dividend rate (at the time of issuance of such preferred stock) for preferred stock of comparable risk and maturity, and (ii) the portion of all other preferred stock which is subject to purchase, retirement, redemption, exchange or conversion (other than exchange for or conversion to common stock of the Company) at any date or dates on or prior to April 30, 2000 under any circumstance whatsoever (other than purchase, retirement, redemption, exchange or conversion by the issuer thereof, at the sole option of such issuer, if failure to exercise such option would not have an adverse effect on the Company or any Subsidiary pursuant to the terms of any such preferred stock or any documents related thereto). For avoidance of doubt, to the extent that any shares of Restricted Preferred Stock are exchanged for or converted to common stock of the Company and as a consequence such shares of Restricted Preferred Stock are cancelled, such shares shall no longer constitute Restricted Preferred Stock.

                 "Restricted Subsidiaries Recourse Debt" means, at any date, the sum of (a) the aggregate amount of all Debt (other than (i) Non-Recourse Debt, (ii) any Guarantee of Debt of the Company (including the Loans) and (iii) the amount, if any, by which the Guarantees of the Restricted Subsidiaries (other than Unimar and the Unimar Restricted Subsidiaries) included in the determination of Excess Letter of Credit/Guarantee Amount exceeds the Excess Letter of Credit/Guarantee Amount) of each Restricted Subsidiary (other than Unimar and the Unimar Restricted Subsidiaries), determined on a consolidated basis as of such date, and (b) the Unimar Percentage of the aggregate amount of all Debt (other than (i) Non-Recourse Debt, (ii) any Guarantee of Debt of the Company and (iii) the amount, if any, by which the Unimar Percentage of the Guarantees of Unimar and the Unimar Restricted Subsidiaries included in the determination of Excess Letter of Credit/Guarantee Amount exceeds the Excess Letter of Credit/Guarantee Amount) of Unimar and the Unimar Restricted Subsidiaries, determined on a consolidated basis as of such date.

                 "Restricted Subsidiary" means each Person listed in Part B of
Schedule II hereto and each Subsidiary that owns directly or indirectly any interest in any Restricted Assets or any Restricted Subsidiary; provided that a Restricted Subsidiary shall cease to be such at such time as it is converted to an Unrestricted Subsidiary pursuant to Section 5.20 or ceases to be a Subsidiary as a result of a transaction permitted by Section 5.14.

                 "Restricted Transfer" means (i) any Investment in an Affiliate, any Unrestricted Subsidiary or any subsidiary of an Unrestricted Subsidiary, but excluding to the extent otherwise included in the foregoing, Investments in Unimar and the Unimar Subsidiaries, or (ii) any payment by the Company or any Subsidiary, directly or indirectly, in respect of Non-Recourse Debt to the extent such Person is not legally obligated to make such payment by the terms of such Debt, or solely in the case of Unimar, Unistar, Inc. or any of the Unimar Subsidiaries, to the extent such Person is not legally obligated to fund such payment under the terms of the Unimar Partnership Agreement.

                 "Revolving Credit Period" means the period from and including the Effective Date to but not including the Termination Date.

                 "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. on the date hereof.

                 "Subsidiary" means (a) Unimar and the Unimar Subsidiaries (except at such times as the Company does not own, directly or indirectly, any of the ownership interest in Unimar) and (b) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company, it being understood that the power to elect exactly 50% of the board of directors or such other persons does not constitute a "majority" as used herein.

                 "Subsidiary Guarantors" means the Subsidiaries from time to time parties to the Subsidiary Guaranty Agreement, and their respective successors.

                 "Subsidiary Guaranty Agreement" means the Subsidiary Guaranty Agreement dated as of April 24, 1995 among the Subsidiary Guarantors and NationsBank, as Agent, substantially in the form of Exhibit B hereto, as the same may be amended from time to time in accordance with the terms thereof.

                 "Termination Date" means April 15, 1996, or, if such day is not a Euro-Dollar Business Day, the Termination Date shall be the next preceding Euro-Dollar Business Day.

                 "Type" has the meaning specified in the definition of Loan.

                 "UK Assets" means all Restricted Assets of UTPL as of December 31, 1993.

                 "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan as determined by such Plan's actuary exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA if such Plan terminated as of such date.

                 "Unimar" means Unimar Company, a partnership organized and existing under the laws of Texas.

                 "Unimar Partnership Agreement" means the Amended and Restated Agreement of General Partnership of Unimar dated as of September 11, 1990 between Unistar, Inc. and Ultrastar, Inc., as amended from time to time.

                 "Unimar Percentage" means, at any date, the aggregate percentage ownership interest in Unimar owned at such date by the Company and the Subsidiaries.

                 "Unimar Restricted Subsidiary" means any Unimar Subsidiary that is also a Restricted Subsidiary at the relevant date.

                 "Unimar Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by Unimar, it being understood that the power to elect exactly 50% of the board of directors or such other persons does not constitute a majority as used herein.

                 "Unrestricted Subsidiary" means any Subsidiary which is not a Restricted Subsidiary.

                 "UT Pakistan" means Union Texas Pakistan, Inc., a Delaware corporation.

                 "UTPC" means Union Texas Products Corporation, a Delaware corporation.

                 "UTPL" means Union Texas Petroleum Limited, an English company.

                 SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Banks (except for changes concurred in by the Company's independent public accountants); provided that in any determination of Consolidated Debt if (i) the Company or any Restricted Subsidiary owes any Debt to an Unrestricted Subsidiary which would otherwise be eliminated in such determination of Consolidated Debt (the "intercompany Debt") (other than Debt in an amount not exceeding $10,000,000 in the aggregate at any time and representing advances by the Unrestricted Subsidiaries to the Company or a Restricted Subsidiary made in the ordinary course of the cash management practices of the Company and its Subsidiaries) and (ii) such Unrestricted Subsidiary owes, at the date of determination, any Debt for borrowed money to a Person other than the Company or a Subsidiary (the "third party Debt") (other than any such Debt that also constitutes Debt of the Company or a Restricted Subsidiary), then an amount equal to the lesser of (1) such intercompany Debt and (2) such third party Debt, shall not be eliminated in such determination of Consolidated Debt.

                 SECTION 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregate of Loans made by Banks to the Company pursuant to Article II on a single date, of a single Type and, if such Loans are Euro-Dollar Loans, for a single Interest Period. Borrowings are classified for purposes of this Agreement by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans).

                 SECTION 1.04. Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. The term

"including" as used herein means "including without limitation". Definitions of terms defined herein shall be applicable to both the singular and plural forms of the terms defined as appropriate. References to "directly or indirectly" in respect of ownership of any interest in any assets shall include, without limitation, direct ownership, indirect ownership through capital stock or other ownership interest (whether through one or more levels of subsidiaries, affiliates or other Persons) and any other direct or indirect ownership arrangement.

                 SECTION 1.05. Unimar. To the extent this Agreement or any other Financing Document obligates the Company or a Subsidiary to cause Unimar and the Unimar Subsidiaries to take any action, such obligation shall be satisfied if (a) the Company votes (or causes a Subsidiary to vote) the Unimar Percentage in a manner consistent with the obligations of the Company and the Subsidiaries under the Financing Documents and (b) any representative of the Company sitting on any management board or board of directors of Unimar or any of the Unimar Subsidiaries votes, as a member of such management board or board of directors, in a manner consistent with the obligations of the Company and the Subsidiaries under the Financing Documents.

                 SECTION 1.06. Ratings. A rating, whether public or private, by S&P shall be deemed to be in effect on the date of announcement or publication by S&P, as the case may be, of such rating or, in the absence of such announcement or publication, on the effective date of such rating and will remain in effect until the effective date of any change in such rating. In the event the standards for any rating by S&P are revised, or such rating is designated differently (such as by changing letter designations to numerical designations), then the references herein to such rating shall be changed to the revised or redesignated rating for which the standards are closest to, but not lower than, the standards at the date hereof for the rating which has been revised or redesignated, all as determined by the Agent in good faith. Long-term debt supported by a letter of credit, guaranty (other than guaranties of Subsidiaries) or other similar credit enhancement mechanism shall not be considered as senior unsecured long-term debt.


                                   ARTICLE II

                                  THE CREDITS

                 SECTION 2.01. Commitments to Lend. During the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Company pursuant to this Section from time to time in amounts such that the aggregate principal amount of Loans by such Bank at any one time outstanding to the Company shall not exceed the amount of such Bank's Commitment at such time. Each Borrowing under this Section shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be, subject to the other terms hereof, in the aggregate amount of the remaining unused Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments.
Within the foregoing limits, the Company may borrow under this Section, repay (whether pursuant to Section 2.10 or otherwise), or to the extent permitted by
Section 2.11, prepay Loans and reborrow at any time during the Revolving Credit Period under this Section.

                 SECTION 2.02. Notice of Borrowings. (a) The Company shall give the Agent notice (a "Notice of Borrowing") not later than 10:00 A.M. (Houston time) on (x) the date of each Base Rate Borrowing, and (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

                 (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

                 (ii)     the aggregate amount of such Borrowing,

                 (iii) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, and

                 (iv) in the case of a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

Notwithstanding the foregoing, not more than ten Euro-Dollar Borrowings shall be outstanding at any one time, and any Borrowing which would exceed such limitation shall be made as a Base Rate Borrowing.

                 (b) If requested to do so by the Company through the Agent at least ten Euro-Dollar Business Days before the first day of a proposed Interest Period for Euro-Dollar Loans, each Bank will advise the Agent before 10:00 A.M. (Houston time) on the sixth Euro-Dollar Business Day preceding the date of such proposed Interest Period as to whether, if the Company selects a specified duration of nine or twelve months for such Interest Period, such Bank expects that deposits in dollars with a corresponding term will be available to it in the relevant market on the first day of such Interest Period in the amount required to fund its Loan to which such Interest Period would apply. Unless a Bank responds by such time to the effect that it expects such deposits will not be available to it, the Company shall be entitled to select such proposed duration for such Interest Period.

                 SECTION 2.03. Conversions. (a) The Company may on any Euro-Dollar Business Day, upon notice given to the Agent no later than 10:00 a.m. (Houston time) on the third Euro-Dollar Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.02 and
Article VIII and the other provisions hereof, Convert all Loans comprising one or more Borrowings; provided that (i) Loans comprising a Borrowing may not be Converted if after giving effect to such Conversion, such Borrowing would be a Euro-Dollar Borrowing and the outstanding principal amount of such Borrowing would be less than $10,000,000 and (ii) no Conversion (other than changing Euro-Dollar Loans into Base Rate Loans) may be made if any Event of Default is then existing. Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Loans to be Converted, (iii) if after giving effect to such Conversion, such Borrowing would be a Euro-Dollar Borrowing, the commencement date and duration of the proposed Interest Period for each Loan comprising such Borrowing, and (iv) the nature of such Conversion (i.e., whether such Conversion is a change of Loans of one Type into another Type, a continuation of Euro-Dollar Loans as such for an additional Interest Period or an election to change an Interest Period). Each such notice shall be irrevocable.

                 (b) If the aggregate unpaid principal amount of Euro-Dollar Loans comprising any Borrowing shall be reduced by payment or prepayment or otherwise, to less than $10,000,000, such Loans shall automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Loans.

                 (c) If the Company shall fail to select the duration of any Interest Period for any Euro-Dollar Loans in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, or if there shall be any Event of Default, such Loans will automatically on the last day of the then existing Interest Period therefor, Convert into Base Rate Loans.

                 SECTION 2.04.  Notice to Banks; Funding of Loans.

                 (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly, (by no later than 10:30 A.M. (Houston time) by telephone or facsimile transmission) notify each Bank of the contents thereof and of such Bank's share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Company.

                 (b) Not later than 12:00 Noon (Houston time) on the date of each Borrowing, each Bank shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in Houston, to the Agent at its address specified in or pursuant to Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Company at the Agent's aforesaid address.

                 (c) If any Bank makes a new Loan hereunder to the Company on a day on which the Company is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed by the Company and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (b), or remitted by the Company to the Agent as provided in Section 2.12, as the case may be.

                 (d) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section 2.04 and the Agent may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Company severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is repaid to the Agent, at (i) in the case of the Company, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to
Section 2.07 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

                 SECTION 2.05. Notes. (a) The Loans of each Bank to the Company shall be evidenced by a single Note of the Company payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans to the Company.

                 (b) Each Bank may, by notice to the Company and the Agent, request that its Loans of a particular Type payable to such Bank (or such lending office, agency or branch of such Bank as such Bank may specify in such request) be evidenced by a separate Note of the Company in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant Type. Any Bank that receives multiple Notes pursuant to this Section 2.05(b) agrees that:
(1) the aggregate principal amount payable by the Company under such Notes shall never exceed the aggregate principal amount of the Loans owed to such Bank (including, if applicable, the separate lending offices, agencies or branches of such Bank) and (2) the payees of the Notes issued at the request of such Bank shall enjoy no greater rights (voting or otherwise) than such Bank would enjoy in the absence of such request and such payees (including, if applicable, the separate lending offices, agencies or branches of such Bank) shall be considered a single Bank for purposes of this Agreement. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

                 (c) Upon receipt of each Bank's Note pursuant to Section 3.01(b), the Agent shall mail or send by private delivery service such Note to such Bank. Each Bank shall record the date, amount and Type of each Loan made by it to the Company and the date and amount of each payment of principal made with respect thereto, and prior to any transfer of its Note shall endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of any Obligor under any of the Financing Documents. Each Bank is hereby irrevocably authorized by the Company so to endorse any Note and to attach to and make a part of any Note a continuation of any such schedule as and when required.

                 SECTION 2.06. Maturity of Loans. Each Loan shall mature, and the principal amount thereof shall be due and payable, on April 15, 1997.

                 SECTION 2.07. Interest Rates. The Company shall pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount shall be paid in full, at the following rates per annum:

                 (a) If such Loan is a Base Rate Loan, for each day that such Loan is a Base Rate Loan, at a rate per annum equal to the sum of (i) the Base Rate for such day plus (ii) at such times as the Margin Increase Condition exists and the Additional Margin Increase Condition does not exist, 1/8% plus
(iii) at such times as the Additional Margin Increase Condition exists, 1/4% plus (iv) at such times as any Event of Default exists, 1%. Such interest shall be payable quarterly on each March 31, June 30, September 30 and December 31 and on the date such Base Rate Loan is Converted or paid in full. Any overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the otherwise applicable rate for such day.

                 (b) If such Loan is a Euro-Dollar Loan, at a rate per annum equal at all times during any Interest Period for such Loan to the sum of
(i) 0.6875% plus (ii) the applicable London Interbank Offered Rate plus (iii) at such times as the Margin Increase Condition exists and the Additional Margin Increase Condition does not exist, 1/8% plus (iv) at such times as the Additional Margin Increase Condition exists, 1/4% plus (v) at such times as any Event of Default exists, 1%; provided that any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 1% plus the higher of (i) the sum of 0.6875% plus the London Interbank Offered Rate applicable to such Loan plus at such times as the Margin Increase Condition exists and the Additional Margin Increase Condition does not exist, 1/8% plus at such times as the Additional Margin Increase Condition exists, 1/4% and (ii) the sum of (1) 0.6875% plus (2) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Reference Banks are offered to such Reference Bank in the London interbank market for the applicable period determined as provided above plus (3) at such times as the Margin Increase Condition exists and the Additional Margin Increase Condition does not exist, 1/8% plus (4) at such times as the Additional Margin Increase Condition exists, 1/4% (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 1% plus the rate applicable to Base Rate Loans for such day). Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

                 The "London Interbank Offered Rate" applicable to any Interest Period means the arithmetic average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

                 (c) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Company and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error. Upon request of the Company, the Agent shall furnish to it such information as to its determinations hereunder as the Company may reasonably request.

                 (d) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or

Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

                 (e) This Section 2.07 and each other provision in any of the Financing Documents or in any other agreement executed in connection herewith are specifically made subject to Section 2.16.

                 SECTION 2.08. Fees. (a) During the Revolving Credit Period, the Company shall pay to the Agent for the account of the Banks ratably in proportion to their Commitments a commitment fee at a rate per annum equal to 0.1875% on the daily average amount by which the aggregate amount of the Commitments exceed the aggregate outstanding principal amount of the Loans. Such commitment fee shall accrue from and including the Effective Date to but excluding the Termination Date. Additionally, the Company shall pay to the Agent for the account of the Banks ratably a facility fee at a rate per annum equal to 0.1875% on the daily average aggregate outstanding principal amount of the Loans. Such facility fee shall accrue from and including the Effective Date to but excluding the date the Loans shall be repaid in their entirety.

                 (b) Payments. Accrued fees under this Section 2.08 shall be payable quarterly on each March 31, June 30, September 30 and December 31 and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

                 SECTION 2.09. Optional Termination or Reduction of Commitments. The Company may, upon at least three Domestic Business Days' notice to the Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time, or (ii) ratably reduce from time to time by an aggregate amount of $10,000,000 or any larger multiple of $5,000,000 the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans.

                 SECTION 2.10. Mandatory Termination or Reduction of Commitments. (a) The Commitments shall terminate on the Termination Date.

                 (b) On the fifth Domestic Business Day following any Asset Sale that results in positive Excess Net Sales Proceeds, (i) the Company will deliver to each of the Banks a certificate of the chief financial officer, the chief accounting officer or the treasurer of the Company certifying the amount of such Excess Net Sales Proceeds from such Asset Sale, (ii) the Commitments shall be automatically reduced ratably by an amount equal to (a) 100% of the amount of such Excess Net Sales Proceeds minus (b) the amount, if any, by which the Other Credit Agreement Commitments are reduced pursuant to
Section 2.10(d)(ii) of the Other Credit Agreement as a result of such Excess Net Sales Proceeds from such Asset Sale, and (iii) the Company shall be obligated to repay such principal amount (together with accrued interest thereon) of each Bank's outstanding Loans, if any, as may be necessary so that after such repayment the aggregate outstanding principal amount of such Bank's Loans does not exceed the amount of such Bank's Commitment as then reduced.

                 SECTION 2.11. Optional Prepayments. (a) The Company may, upon at least one Domestic Business Day's notice to the Agent, prepay any Borrowing in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment; provided that no partial prepayment of a Euro-Dollar Borrowing shall be made if after giving effect thereto the principal amount of such Borrowing would be less than $10,000,000. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

                 (b) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Company.

                 SECTION 2.12. General Provisions as to Payments. (a) The Company shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (Houston time) on the date when due, in Federal or other funds immediately available in Houston, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                 (b) Unless the Agent shall have received notice from the Company prior to the date on which any payment is due from the Company to the Banks hereunder that the Company will not make such payment in full, the Agent may assume that the Company has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Company shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

                 SECTION 2.13. Funding Losses. If any Obligor makes any payment of principal with respect to any Euro-Dollar Loan (pursuant to Article II, VI or VIII or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the end of an applicable period fixed pursuant to the proviso to Section 2.07(b), or if the Company fails to borrow any Euro-Dollar Loan after notice has been given to any Bank in accordance with
Section 2.04(a), or if any Conversion of any Euro-Dollar Loan occurs on any day other than the last day of an Interest Period applicable thereto, the Company shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin from the period after any such payment or failure to borrow; provided that such Bank shall have delivered to the Company a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

                 SECTION 2.14. Computation of Interest and Fees. Interest based on the Base Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                 SECTION 2.15. Chapter 15. In no event shall the provisions of Article 5069, Chapter 15 of the Revised Civil Statutes of Texas (which regulates certain revolving credit loan accounts and revolving tri-party accounts) apply to any Loan made hereunder.

                 SECTION 2.16. Maximum Interest Rate. (a) Nothing contained in this Agreement or the Notes shall require the Company to pay interest at a rate exceeding the maximum rate permitted without penalty by applicable law. Each provision in the Financing Documents and any other agreement executed in connection herewith is expressly limited so that in no event whatsoever shall the amount paid thereunder, or otherwise paid, by the Company for the use, forbearance or detention of the money to be loaned under this Agreement, exceed that amount of money which would cause the effective rate of interest thereon to exceed the maximum rate of interest permitted without penalty under applicable law, and all amounts payable under the Financing Documents or any other agreement executed in connection herewith, or otherwise payable in connection therewith, shall be subject to reduction so that such amounts paid or payable for the use, forbearance or detention of money to be loaned under this Agreement shall not exceed that amount of money which would cause the effective rate of interest thereon to exceed the maximum rate of interest permitted without penalty under applicable law.

                 (b) If the amount of interest payable for the account of any Bank on any interest payment date in respect of the immediately preceding interest computation period, computed pursuant to Section 2.07, would exceed the maximum amount permitted without penalty by applicable law to be charged by such Bank, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount.

                 (c) If the amount of interest payable for the account of any Bank in respect of any interest computation period is reduced pursuant to clause (b) of this Section and the amount of interest payable for its account in respect of any subsequent interest computation period, computed pursuant to
Section 2.07, would be less than the maximum amount permitted without penalty by applicable law to be charged by such Bank, then the amount of interest payable for its account in respect of such subsequent interest computation period shall be automatically increased to such maximum permissible amount; provided that at no time shall the aggregate amount by which interest paid for the account of any Bank has been increased pursuant to this clause (c) exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to clause (b) of this Section.

                 (d) In the event that maturity of the Loans is accelerated for any reason, or in the event of any required or permitted prepayment of the Loans, then such consideration that constitutes interest payable for the account of any Bank shall never include more than the maximum amount allowed without penalty by applicable law to be charged by such Bank and excess interest, if any, payable for the account of such Bank pursuant to its Note, this Agreement or otherwise shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Loans of such Bank (or, to the extent in excess of such Loans, refunded by such Bank to the Company).

                 (e) It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received for the account of any Bank under the Note held by it, under this Agreement, under any other agreement executed in connection herewith or otherwise in connection with the Loans or the Commitment of such Bank for the purpose of determining whether such rate exceeds the maximum nonusurious interest rate applicable to such Bank, shall be made, to the extent permitted by usury laws applicable to such Bank (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the period of the full stated terms of the Loans evidenced by such Note all interest at any time contracted for, charged or received by such Bank in connection therewith.

                 (f) To the extent that any Bank may be subject to Texas law limiting the amount of interest payable for its account, such Bank shall utilize the indicated (weekly) rate ceiling from time to time in effect as provided in Article 5069-1.04 of the Revised Civil Statutes of Texas, as amended.

                 SECTION 2.17. Taxes. (a) Any and all payments by the Company hereunder or under the Notes shall be made, in accordance with Section 2.12, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges and withholdings, and all liabilities with respect thereto, excluding (i) in the case of the Agent, each Co-Agent and each Bank, United States federal income taxes and, without duplication, any taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which the Agent, such Co-Agent or such Bank, as the case may be, is organized or any political subdivision thereof and (ii) in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank, any Co-Agent or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) such Bank, such Co-Agent or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, assessments, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any of the Notes or the Subsidiary Guaranty Agreement (hereinafter referred to as "Other Taxes").

         (c) The Company will indemnify each Bank, each Co-Agent and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.17) paid by such Bank, such Co-Agent or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.

Payments under any indemnification provided for in this Section 2.17(c) shall be made within 30 days from the date such Bank, such Co-Agent or the Agent (as the case may be) makes written demand therefor.

         (d) Within 30 days after the date of any payment of Taxes, the Company will furnish to the Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof. Should any Bank, any Co-Agent or the Agent ever receive any refund, credit or deduction from any taxing authority to which such Bank, such Co-Agent or the Agent, as the case may be, would not be entitled but for the payment by the Company of Taxes as required by this Section 2.17 (it being understood that the decision as to whether or not to claim, and if claimed, as to the amount of any such refund, credit or deduction shall be made by such Bank, such Co-Agent or the Agent, as the case may be, in its sole discretion), such Bank, such Co-Agent or the Agent, as the case may be, thereupon shall repay to the Company an amount with respect to such refund, credit or deduction equal to any net reduction in taxes actually obtained by such Bank, such Co-Agent or the Agent, as the case may be, and reasonably determined by such Bank, such Co-Agent or the Agent, as the case may be, to be attributable to such refund, credit or deduction.

         (e) Each Bank represents that it is either (i) a corporation, association or other entity organized under the laws of the United States or any state thereof or (ii) entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement or the Notes. Each Bank that is not organized under the laws of the United States or any state thereof (a "Foreign Bank") agrees to provide to the Company and the Agent, on or prior to the date of this Agreement in the case of each Foreign Bank signatory hereto, and on the date of the Assignment pursuant to which it became a Bank in the case of each other Foreign Bank, two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Foreign Bank is entitled to receive payments from the Company under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Foreign Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Company and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Company or the Agent, in each case certifying that such Foreign Bank is entitled to receive payments from the Company under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Foreign Bank from duly completing and delivering any such form with respect to it and such Foreign Bank advises the Company and the Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax. Each Bank agrees to indemnify and hold the Company and the Agent harmless from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by them as a result of either
(a) such Bank's failure to submit any form that it is required to provide pursuant to this Section 2.17(e) or (b) the Agent's and the Company's reliance on any such form which such Bank has provided to them, or on the representation of such Bank made to them pursuant to this Section 2.17(e).

         (f)     If any Taxes are paid by the Company pursuant to this Section
2.17 in respect of the Applicable Lending Office of any Bank, such Bank will, if requested to do so by the Company, designate a different Applicable Lending Office if such designation will avoid the need to pay, or reduce the amount of, such Taxes and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank.

                                  ARTICLE III

                                   CONDITIONS

                 SECTION 3.01. Initial Borrowing. The obligation of any Bank to make a Loan on the occasion of the initial Borrowing is subject to the satisfaction (or waiver in accordance with Section 9.05) of each of the following conditions:

                 (a) receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

                 (b) receipt by the Agent for the account of each Bank of a duly executed Note of the Company dated on the date of this Agreement complying with the provisions of Section 2.05;

                 (c) receipt by the Agent of the Subsidiary Guaranty Agreement, duly executed by each of the Required Guarantors;

                 (d) receipt by the Agent of an opinion of Newton W. Wilson, III, General Counsel of the Company, substantially in the form of Exhibit C hereto;

                 (e) receipt by the Agent of an opinion of Andrews & Kurth L.L.P., special counsel for the Obligors, substantially in the form of Exhibit D hereto;

                 (f) receipt by the Agent of an opinion of Bracewell & Patterson, L.L.P., special counsel for the Agent, substantially in the form of Exhibit E hereto;

                 (g) receipt by the Agent of opinions of local counsel, substantially in the forms of Exhibits G-1 and G-2 hereto;

                 (h) receipt by the Agent of all documents it may reasonably request relating to the existence of the Obligors, the corporate authority for and the validity of each of the Financing Documents, and any other matters relevant thereto, all in form and substance satisfactory to the Agent;

                 (i) receipt by the Agent of a certificate of an officer of the Company stating the rating by S&P of all senior unsecured long-term debt of the Company as in effect on the date of this Agreement; and

                 (j) receipt by the Agent of a certificate of the chief financial officer, the chief accounting officer or the treasurer of the Company certifying, as of the Effective Date, that no Default exists and certifying the aggregate outstanding amount of Consolidated Debt as of December 31, 1994 and the Operating Cash Flow for the four calendar quarter period ending on December 31, 1994.

                 SECTION 3.02. All Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions (in addition to the conditions set forth in Section 3.01):

                 (a) receipt by the Agent of a Notice of Borrowing as required by Section 2.02;

                 (b) the fact that immediately prior to and immediately after such Borrowing, no Default shall have occurred and be continuing; and

                 (c) the fact that the representations and warranties of the Company contained in this Agreement (except, in the case of any Borrowing subsequent to the first Borrowing, the representations and warranties set forth in Section 4.04(a) or (c)) shall be true and correct in all material respects on and as of the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Company on the date of such Borrowing as to the facts specified in this Section.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                 The Company represents and warrants that:

                 SECTION 4.01. Corporate Existence and Power. Each of the Obligors is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to own its assets and to carry on its business as now conducted and is duly qualified as a foreign corporation in good standing in each jurisdiction where the nature of its business or the ownership or leasing of its properties requires such qualification and where the failure so to qualify could have a material adverse effect on the business, financial position, results of operations or prospects of the Company and its Subsidiaries, taken as a whole. Neither the Company nor any Subsidiary or Affiliate is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Interstate Commerce Act or any other law or regulation which limits the incurrence by the Company or any Subsidiary of Debt, including, but not limited to, laws relating to common or contract carriers or the sale of electricity, gas, steam, water or other public utility services.

                 SECTION 4.02. Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by each Obligor of each Financing Document to which it is shown as being a party are within such Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene, or constitute a default under, any provision of applicable law or regulation (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System) or the certificate of incorporation, by-laws or other charter documents of such Obligor or of any instrument or agreement evidencing or governing Debt or any other material agreement, judgment, injunction, order, decree or other instrument binding upon such Obligor or result in the creation or imposition of any material Lien on any asset of the Company or any Subsidiary. All authorizations, consents and approvals of governmental bodies, agencies or officials required in connection with the execution, delivery and performance by each Obligor of the Financing Documents to which it is shown as being a party have been obtained and are in full force and effect.

                 SECTION 4.03. Binding Effect. This Agreement and each of the Notes have been duly executed and delivered by the Company and constitute legal, valid and binding agreements of the Company, and the Subsidiary Guaranty Agreement has been duly executed and delivered by each Required Guarantor and constitutes a legal, valid and binding obligation of each Required Guarantor.

                 SECTION 4.04.  Information.

                 (a) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 1994 and the related consolidated statements of operations, cash flows and common stock and other shareholders' equity for the fiscal year then ended, reported on by Price Waterhouse and set forth in the Company's 1994 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

                 (b) To the best knowledge of the Company, there are no statements or conclusions in any Engineering Report delivered pursuant hereto which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that such statements and conclusions are necessarily based upon professional opinions, estimates and forecasts, and the Company does not warrant that such opinions, estimates and forecasts will ultimately prove to have been accurate.

                 (c) The Company's 1994 Form 10-K does not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading. Except for matters of general public knowledge with respect to the oil and gas industry, the Company has disclosed to the Banks in writing any and all facts which materially and adversely affect or may be reasonably expected so to affect (to the extent the Company can now reasonably foresee), the business, assets, operations, prospects or condition, financial or otherwise, of the Company and its Subsidiaries or the ability of any Obligor to perform its obligations under the Financing Documents.

                 (d) Since December 31, 1994 there has been no material adverse change in the business, financial position, results of operations or prospects of the Company and its Subsidiaries, taken as a whole.

                 (e)      No Default exists.

                 SECTION 4.05. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries or any of their respective properties or interests at law or in admiralty or equity, before any court or arbitrator or any governmental body, agency or official, foreign or domestic, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, financial position or results of operations of the Company and its Subsidiaries, taken as a whole, or which in any manner draws into question the validity of any Financing Document.

                 SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

                 SECTION 4.07. Environmental Matters. In the ordinary course of its business, the Company conducts an ongoing review of the effect of existing Environmental Laws on the business, operations and properties of the Company and the Subsidiaries, in the course of which it attempts to identify and evaluate associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Company has reasonably concluded that existing Environmental Laws are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Company and its Subsidiaries, taken as a whole.

                 SECTION 4.08. Subsidiaries. All Restricted Assets are owned as of the date of this Agreement by the Company and the Persons listed in Part B of Schedule II hereto or, in the case of Restricted Assets sold since December 31, 1993, by Persons other than Unrestricted Subsidiaries. The list of entities under the caption "Subsidiary Guarantors" on the signature pages of the Subsidiary Guaranty Agreement constitutes a true, complete and accurate list of all Required Guarantors as of the date of this Agreement. Part A of
Schedule II hereto contains a true, complete and accurate list of all Unrestricted Subsidiaries, and Part B of Schedule II hereto contains a true, complete and accurate list of all Restricted Subsidiaries as of the date of this Agreement.

                 SECTION 4.09. Ownership of Restricted Subsidiaries. The Company or a Restricted Subsidiary is the record and beneficial owner, free and clear of all Liens (other than those permitted by Section 5.07), of (i) all of the issued and outstanding capital stock (other than directors' qualifying shares and shares beneficially owned by the Company or a Restricted Subsidiary and held by nominees of the Company or a Restricted Subsidiary solely to satisfy requirements of local law) and other ownership interests of each Restricted Subsidiary (except Unimar and the Unimar Restricted Subsidiaries and any other Restricted Subsidiary the capital stock of which is sold pursuant to a sale permitted by Section 5.14) and (ii) except during any period during which Unimar is an Unrestricted Subsidiary or ceases to be a Subsidiary, at least 50% of the ownership interest in Unimar and the Unimar Restricted Subsidiaries. Except as disclosed on Schedule VI, there are no outstanding options, warrants or other rights to acquire any capital stock or other ownership interest of any Restricted Subsidiary.

                 SECTION 4.10. Title to Properties. The Company and each of the Subsidiaries have good title, free and clear of all Liens, claims, burdens and title defects, to all of the material assets reflected in the Company's or such Subsidiary's books and records as being owned by them except Liens permitted by this Agreement and claims, burdens and title defects not materially adverse in the aggregate.

                 SECTION 4.11. Taxes and Other Obligations. Consolidated United States Federal income tax returns of the Company and the Subsidiaries have been examined by the Internal Revenue Service, or the statutory period for such examination has expired, for all years up to and including the year ended December 31, 1989, and all assessed deficiencies resulting from such examination have been discharged or reserved against as required by generally accepted accounting principles. The Company and the Subsidiaries have filed all United States Federal, state and local income tax returns and all other material domestic tax returns which are required to be filed by them and have paid, or provided for the payment before the same became delinquent of, all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary, other than those taxes being diligently contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of taxes are, in the opinion of the Company, adequate. The Company and the Subsidiaries have set up such reserves as are required by generally accepted accounting principles for the payment of additional taxes for years which have not been audited by the respective tax authorities. The Company and the Subsidiaries have paid all other material obligations when due other than those being contested in good faith by appropriate proceedings.

                 SECTION 4.12. Regulation U. Neither the Company nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G) or margin stock (within the meaning of Regulation U). Following the application of the proceeds of each Loan, not more than 25% of the value of the assets of the Company, or of the Company and its Subsidiaries, which are subject to any arrangement with the Agent or any Bank (herein or otherwise) whereby the Company's or any Subsidiary's right or ability to sell, pledge or otherwise dispose of assets is in any way restricted will be any such margin stock.

                 SECTION 4.13. Certain Obligations. Neither the Company nor any Subsidiary has any obligation to make payments on the Joint Venture Debt other than those permitted by Section 5.17. The only Non-Recourse Debt existing on the date of this Agreement is the Existing Pakistan Non-Recourse Debt.

                 SECTION 4.14. United Kingdom Assets. Substantially all of the Restricted Assets located in the United Kingdom (including the United Kingdom Sector of the North Sea) are directly owned by UTPL as of the date of this Agreement.


                                   ARTICLE V

                                   COVENANTS

                 The Company agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

                 SECTION 5.01. Information. The Company will deliver to each of the Banks:

                 (a) as soon as available and in any event within 100 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, cash flows and common stock and other shareholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Price Waterhouse or other independent public accountants of nationally recognized standing;

                 (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of operations and cash flows for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to normal year-end adjustments) as to preparation in accordance with generally accepted accounting principles and consistency by the chief financial officer, the chief accounting officer or the treasurer of the Company;

                 (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer, the chief accounting officer or the treasurer of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 5.05 and
         5.15 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Company and its Subsidiaries are taking or propose to take with respect thereto;

                 (d) as soon as available and in any event within 60 days after the end of each fiscal quarter of the Company, a certificate of the chief financial officer, the chief accounting officer or the treasurer of the Company certifying (i) whether the Margin Increase Condition will exist during the Margin Period commencing 61 days following the end of such fiscal quarter and (whether or not any will exist) setting forth the computation of each amount referred to in the definition thereof as of the relevant dates or for the relevant periods, (ii) whether the Additional Margin Increase Condition exists as of the date of such certificate, (iii) the Unimar Percentage as of the end of such quarter and the amounts as of the end of such quarter of Consolidated Debt, Defeased Debt, Excluded Subordinated Debt, Debt of the Company and its Consolidated Subsidiaries determined on a consolidated basis, Debt of the Company and the Restricted Subsidiaries determined on a consolidated basis, Debt of Unimar, Debt of Unrestricted Subsidiaries, Excess Letter of Credit/Guarantee Amount, Non-Restricted Asset Non-Recourse Debt, Non-Recourse Debt of the Company and the Restricted Subsidiaries, and Restricted Subsidiaries Recourse Debt, and (iv) each Asset Sale that has been consummated during such quarter, the Fair Market Value of the Restricted Assets subject thereto, the amount of fees, commissions, expenses and taxes related thereto, the Net Sales Proceeds therefrom and the cumulative amount of the Excess Net Sales Proceeds from all Assets Sales since December 31, 1993;

                 (e) within five days after the chief financial officer, the chief accounting officer or treasurer of the Company obtains knowledge of any

         Default, if such Default is then continuing, a certificate of the chief financial officer, the chief accounting officer or the treasurer of the Company setting forth the details thereof and the action which the Company and its Subsidiaries are taking or propose to take with respect thereto;

                 (f) immediately upon the filing of, or any material development in, any litigation or the occurrence of any other event or contingency, if such development, litigation, event or contingency could reasonably be expected to have a material adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole, a certificate of the chief financial officer, the chief accounting officer or the treasurer of the Company setting forth the details of such development, litigation, event or contingency and the action which the Company and its Subsidiaries are taking or propose to take with respect thereto;

                 (g) as soon as available and in any event within 100 days after the end of each fiscal year of each Restricted Subsidiary (other than the Unimar Restricted Subsidiaries), a consolidated balance sheet of such Restricted Subsidiary and its consolidated subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, cash flows and common stock and other shareholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified as to preparation in accordance with generally accepted accounting principles and consistency by the chief financial officer, the chief accounting officer or the treasurer of such Restricted Subsidiary;

                 (h) as soon as available and in any event within 60 days after the end of the first three quarters of each fiscal year of each Restricted Subsidiary (other than the Unimar Restricted Subsidiaries, Union Texas Petroleum Energy Corporation and Union Texas International Corporation), a consolidated balance sheet of such Restricted Subsidiary and its consolidated subsidiaries as of the end of such quarter and the related consolidated statements of operations and cash flows for such quarter and for the portion of such Restricted Subsidiary's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of such Restricted Subsidiary's previous fiscal year, all certified (subject to normal year-end adjustments) as to preparation in accordance with generally accepted accounting principles and consistency by the chief financial officer, the chief accounting officer or the treasurer of such Restricted Subsidiary;

                 (i) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

                 (j) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission;

                 (k) at least 45 days prior to the closing of each Asset Sale that will result in aggregate Net Sales Proceeds (for such sale or, if such sale is one of a series of related sales, for all sales and contemplated sales in such series) of $50,000,000 or more, notice of such sale describing the assets to be sold and the estimated Net Sales Proceeds thereof;

                 (l) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) (other than a "reportable event" not subject to the provisions for 30-day notice to the PBGC under the regulations issued under Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice;
         (iv) applies for a waiver of the minimum funding standard under
         Section 412 of the Internal Revenue Code, a copy of such application;
         (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to
         Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer, the chief accounting officer or the treasurer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take;

                 (m) within 5 days after the chief financial officer, the Vice President-Finance, the treasurer or the controller of the Company has knowledge of any filing under Rule 13d of the Securities and Exchange Commission, promulgated under the Securities Exchange Act of 1934, as amended, a copy thereof;

                 (n) within 5 days after receipt by the Company of any written agreement of the type referred to in Section 6.01(k)(iii)(c),
         (A) a copy thereof except that (i) if such written agreement has not been filed with the Securities and Exchange Commission and is not otherwise public information, each Bank as a condition to receiving a copy of such written agreement may be required to sign, prior to receipt thereof, a confidentiality agreement pursuant to which it agrees that it will treat such written agreement in a confidential manner until such written agreement otherwise becomes public, except for disclosure (a) to counsel for and other advisors, accountants and auditors of such Bank, (b) as may be required by statute, decision, order, rule, regulation or other law, (c) to regulatory authorities,
         (d) in connection with any litigation involving such written agreement, such confidentiality agreement or any of the Financing Documents, and (e) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participation or other transfer or prospective transfer of any of such Bank's interests hereunder; provided that any such assignee, prospective assignee, purchaser, prospective purchaser, participant, prospective participant, transferee, or prospective transferee shall have entered into a confidentiality agreement for the benefit of the Company substantially upon the terms of this Section 5.01(n), and (ii) if the Company is contractually prohibited from delivering a copy of such written agreement to the Banks, the Company shall not be required to deliver such written agreement unless such prohibition has been waived, but the Company shall use reasonable efforts to obtain such waiver or if it is a party to such written agreement to prevent any such prohibition from being included therein, and (B) if the Company is a party to such written agreement, but is excused pursuant to clause (A)(ii) of this Section 5.01(n) from delivering a copy thereof to the Banks, the Company shall notify the Banks of the existence of such written agreement (but not the content thereof or other parties thereto), but as a condition to receiving such notice the Banks may be required to sign, prior to receipt of such notice, a confidentiality agreement conforming to clause (A)(i) of this Section 5.01(n);

                 (o) by May 1 of each year, an Engineering Report as of the last day of the immediately preceding year;

                 (p) promptly upon the closing of the sale or other disposition of any capital stock of UTPC or any option, warrant or other right to acquire any such capital stock, notice thereof;

                 (q) promptly after any change in or termination of the rating of any senior unsecured long-term debt of the Company by S&P, notice thereof.

                 (r) from time to time such additional information regarding the financial position or business of the Company or any Subsidiary as the Agent, at the request of any Bank, may reasonably request.

                 SECTION 5.02. Affirmative Covenants. The Company will maintain its existence and cause each Restricted Subsidiary to maintain its existence except in the case of (i) a merger of a Restricted Subsidiary into the Company in a merger permitted by Section 5.08 hereof, (ii) the merger of a Restricted Subsidiary into another Restricted Subsidiary, if immediately after such merger (and giving effect thereto), no Default shall have occurred and be continuing, and (iii) any Asset Sale in the form of the merger of a Restricted Subsidiary into another Person, if immediately after such merger (and giving effect thereto), no Event of Default shall have occurred and be continuing. The Company and each Subsidiary shall:

                 (a) Conduct of Business; Property. Cause all material property useful and necessary in its business to be maintained in good working order and condition and to be operated prudently in accordance with good industry practice; and to the extent consistent with prudent business practices, defend its right, title and interest in its material properties against all adverse claims.

                 (b) Compliance with Laws. Comply with all applicable laws, ordinances, rules, regulations and reporting, filing and other requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder), except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to so comply would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                 (c) Inspection of Property, Books and Records. Keep proper books of record and account in accordance with sound accounting practices; and permit representatives of any Bank, at such Bank's sole risk and expense, to visit and inspect any of its properties (subject to obtaining any required consent of third-party operators), to examine and make abstracts and copies from any of its books and records and to discuss its affairs, finances and accounts with its officers and employees, and use its best efforts to make its independent public accountants available to discuss the affairs, finances and accounts of the Company and any of its Subsidiaries, all at such reasonable times and as often as may reasonably be desired.

                 SECTION 5.03. Primary Business. The exploration for, and production and marketing of, Hydrocarbons will continue to be the primary business of the Company and its Subsidiaries taken as whole.

                 SECTION 5.04. Insurance. The Company will maintain, and will cause each Subsidiary to maintain (either in the name of the Company or in such Subsidiary's own name) with financially sound and reputable insurance companies, insurance on their property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business; and will furnish to the Banks, upon written request from the Agent, full information as to the insurance carried.

                 SECTION 5.05. Debt. (a) Consolidated Debt will at no time exceed $775,000,000 minus the aggregate of all Excess Net Sales Proceeds with respect to all Asset Sales made at or prior to such time.

         (b) At no time will Restricted Subsidiaries Recourse Debt exceed $75,000,000.

         (c) Consolidated Debt will not, on the last day of any calendar quarter, exceed 3.75 times Operating Cash Flow for the four calendar quarters ending on such day.

         (d) Neither the Company nor any Restricted Subsidiary will create, assume or otherwise incur any Debt if at the time of creation, assumption or incurrence of such Debt or after giving effect to the creation, assumption or incurrence of such Debt, any Event of Default would exist; provided that the Company or any Restricted Subsidiary may renew or extend (but not increase) its own Debt.

                 SECTION 5.06. Restricted Payments. Neither the Company nor any Subsidiary shall declare or make any Restricted Payment unless, immediately prior thereto and immediately thereafter, no Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall make any Restricted Transfer unless, immediately prior thereto and immediately thereafter, no Event of Default shall have occurred and be continuing; provided that the Company or any Subsidiary can make Restricted Transfers in the form of Investments in an Affiliate, Unrestricted Subsidiary or subsidiary of an Unrestricted Subsidiary if (i) such Affiliate, Unrestricted Subsidiary or subsidiary, as the case may be, has no outstanding Debt at the time of such Investment and does not thereafter create, assume or otherwise incur any Debt while any Event of Default is continuing and (ii) the Company notifies the

Banks of any such Investment in excess of $5,000,000 at least ten days prior to such Investment. Nothing in this Section shall prohibit the payment of any dividend or distribution within 45 days after the declaration thereof if payment of such dividend or distribution was not prohibited by this Agreement at the time such declaration was made.

                 SECTION 5.07. Negative Pledge. Neither the Company nor any Restricted Subsidiary will create, assume or suffer to exist (i) any Lien on any capital stock or other ownership interest of any Restricted Subsidiary now owned or hereafter acquired by it or any Lien on any option, warrant or other right to acquire any capital stock or other ownership interest of any Restricted Subsidiary now owned or hereafter acquired by it, other than those described in Part A of Schedule III or (ii) any Lien on any other asset now owned or hereafter acquired by it, except for the following Liens on assets not referred to in the foregoing clause (i) of this Section:

                 (a) Liens existing on the date of this Agreement, securing Debt outstanding and other obligations (including contractual obligations) existing on the date of this Agreement and, except in the case of inchoate operator's Liens, described in Part B of Schedule III hereto;

                 (b) any Lien (i) on any Non-Restricted Asset securing only Non-Restricted Asset Non-Recourse Debt of the Company or any Restricted Subsidiary or (ii) on any asset of Virginia Indonesia Company, Virginia International Company or Union Texas East Kalimantan Limited securing Joint Venture Debt;

                 (c) mechanics', materialmen's, carriers' and other statutory Liens, but only if arising, and only so long as continuing, in the ordinary course of business; or deposits or pledges to obtain the release of any such Lien; or easements, encroachments or other title defects which do not materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

                 (d) Liens arising in the ordinary course of its business which (i) do not secure Debt, (ii) do not secure any obligation in an amount exceeding $15,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

                 (e) Liens on any interest in a Partnership arising under any agreement creating or governing such Partnership (including Unimar) and securing only obligations of the members of such Partnership to make Investments in such Partnership;

                 (f) Liens arising under any customary provision of any joint operating agreement or similar agreement relating to the exploration, production, development or transportation of oil and gas;

                 (g) Liens not otherwise permitted by the foregoing clauses of this Section on assets (other than any of the Restricted Assets) securing Debt in an aggregate principal amount at any time outstanding not to exceed $20,000,000; and

                 (h) any Lien securing the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by the foregoing subsection (a) of this Section; provided that such Debt is not increased from the lesser of the amount of such Debt set forth on
         Schedule III hereto or the amount of such Debt outstanding immediately prior to such refinancing, extension, renewal or refunding, and such Lien does not cover any property that is not described on Schedule III hereto as securing such Debt.

                 SECTION 5.08. Consolidations and Mergers. The Company will not consolidate or merge with or into any Person; provided that the Company may merge with another Person if the Company is the surviving corporation and, immediately after such merger (and giving effect thereto), no Default shall have occurred and be continuing.

                 SECTION 5.09. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Company for general corporate purposes; provided that none of such proceeds will be used in any manner or for any purpose that results in any violation of any applicable law or regulation (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System).

                 SECTION 5.10. Parties to Subsidiary Guaranty Agreement. The Company shall cause each Person that shall at any time after the date of this Agreement become a Required Guarantor to enter into the Subsidiary Guaranty Agreement and deliver, not later than 30 days after the date on which such Person shall have become a Required Guarantor, to the Agent, in addition to a duly executed counterpart of the Subsidiary Guaranty Agreement, duly executed documents, in form and substance satisfactory to the Agent, of the type referred to in Section 3.01(c), (d), (e), (g) and (h) pertaining to such Required Guarantor and the Subsidiary Guaranty Agreement executed by it. Upon any sale or other disposition of all of the capital stock of a Required Guarantor in an Asset Sale permitted by Section 5.14, so long as no Default exists, such Required Guarantor shall be released from its obligations under the Subsidiary Guaranty Agreement, and the Agent shall execute such releases and other documents as such Subsidiary or the Company may reasonably request to further evidence such release.

                 SECTION 5.11. Restrictions on Dividends, Intercompany Loans, or Investments. The Company will not create or otherwise cause or permit to exist or become effective, or permit any Subsidiary to create or otherwise cause or permit to exist or become effective, any consensual encumbrance or restriction (other than the Financing Documents) on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its capital stock or other ownership interests or pay any Debt or other obligation owed to the Company or any Restricted Subsidiary, or (ii) make any loans or advances to or other Investments in the Company or any Restricted Subsidiary, except any encumbrance or restriction in effect on the date of this Agreement and described on Schedule IV hereto.

                 SECTION 5.12. Loans and Advances. The Company will not make or permit to remain outstanding any cash loan or advance to any Person, or permit any Restricted Subsidiary to make or permit to remain outstanding any cash loan or advance to any Person, except (i) loans and advances to Subsidiaries or joint ventures, partnerships or other business ventures in which the Company or any Subsidiary has or is contemporaneously acquiring an interest or participation; and (ii) other loans and advances not exceeding $10,000,000 at any time outstanding.

                 SECTION 5.13. Cross-Default. The Company will not create, assume, otherwise incur or suffer to exist, or permit any Restricted Subsidiary to create, assume, otherwise incur or suffer to exist, any Debt if the maturity of such Debt is or may be accelerated (assuming the giving of notice or lapse of time or both), in whole or in part, as a result of any default under, or acceleration of (i) any Non-Recourse Debt of the Company or any Restricted Subsidiary or (ii) any Debt of any Unrestricted Subsidiary, unless the Required Banks shall have given their prior written consent to such Debt of the Company or Restricted Subsidiary to be so created, assumed or otherwise incurred, which consent will not be unreasonably withheld; provided that this Section 5.13 shall not prohibit a provision in a Guarantee of the Company or a Restricted Subsidiary Guaranteeing Debt of an Unrestricted Subsidiary that provides that the payment obligation under such Guarantee may be accelerated upon default under or acceleration of such Debt.

                 SECTION 5.14. Subsidiaries. The Company will at all times own, either directly or through one or more Restricted Subsidiaries, free and clear of all Liens (other than those permitted by Section 5.07), 100% of all issued and outstanding capital stock (other than directors' qualifying shares and shares beneficially owned by the Company or a Restricted Subsidiary and held by nominees of the Company or a Restricted Subsidiary solely to satisfy requirements of local law) and other ownership interests of each Restricted Subsidiary and all options, warrants and other rights to acquire any such capital stock or any such ownership interest, except for (i) Unimar and the Unimar Restricted Subsidiaries, (ii) any Restricted Subsidiary sold or otherwise disposed of pursuant to an Asset Sale, if after giving effect to such Asset Sale, the

Company does not own, directly or indirectly, any interest in such Restricted Subsidiary, and (iii) those options described on Schedule VI. The Company will at all times own, either directly or through one or more Restricted Subsidiaries, free and clear of all Liens (other than those permitted by Section 5.07), 50% or more of the ownership interest in Unimar and the Unimar Restricted Subsidiaries and all options, warrants and other rights to acquire any such ownership interest (other than those described on Schedule VI); provided that the Company and the Restricted Subsidiaries may sell all of their ownership interest in Unimar and the Unimar Restricted Subsidiaries and such options, warrants and other rights if, after giving effect to such sale, the Company does not own, directly or indirectly, any interest in Unimar, the Unimar Restricted Subsidiaries or any such option, warrant or other right. The Company will not at any time permit any Restricted Subsidiary that is not a Unimar Restricted Subsidiary to become a Unimar Restricted Subsidiary. The Company will not permit any Restricted Asset to be sold, leased, transferred or otherwise disposed of to any Person that was an Unrestricted Subsidiary immediately prior thereto if any Default then exists or would result. The Company will not permit any Restricted Subsidiary to issue any preferred stock unless such preferred stock at all times is owned only by the Company. The Company will not permit any Restricted Subsidiary to own, directly, both (a) any UK Asset and (b) any Non-UK Asset.

                 SECTION 5.15. Adjusted Equity and Interest Coverage. The Company will at all times maintain Adjusted Equity of $300,000,000 or more. The Company will cause EBITDA for each period of four consecutive calendar quarters to exceed 4.00 times Cash Interest Expense for such period.

                 SECTION 5.16. Excluded Subordinated Debt and Preferred Stock. Neither the Company nor any Subsidiary will pay, prepay, purchase, redeem, defease, acquire, exchange or convert any preferred stock (other than Restricted Preferred Stock) or any Excluded Subordinated Debt, except (a) exchanges for or conversions to common stock of the Company, (b) payments of interest when due required by the terms of any such Excluded Subordinated Debt as such terms are in effect on the date such Excluded Subordinated Debt is incurred and (c) if no Event of Default exists, payments of ordinary periodic dividends (excluding liquidating dividends) on such preferred stock in accordance with the terms thereof as such terms are in effect on the date such preferred stock is issued.

                 SECTION 5.17. Certain Obligations. Neither the Company nor any Subsidiary will create, incur, assume or suffer to exist any obligation on its part to make any payment on the Joint Venture Debt other than (a) the obligations set forth in the agreements listed on Schedule V hereto with respect to Joint Venture Debt in existence on the date of this Agreement and
(b) obligations substantially similar to those referred to in clause (a) with respect to Joint Venture Debt created, incurred, assumed or arising after the date of this Agreement.

                 SECTION 5.18. Restrictions on Asset Sales. (a) The Company will not and will not permit any of its Restricted Subsidiaries to enter into any Asset Sale if after giving effect thereto any Event of Default would exist.

         (b) The Company will not permit to occur any Asset Sale involving, directly or indirectly, any UK Assets if the aggregate Net Sales Proceeds of all Asset Sales involving, directly or indirectly, UK Assets since December 31, 1993 would exceed $250,000,000.

                 SECTION 5.19. UTEK Guaranty. The Company will cause Union Texas East Kalimantan Limited to report, as promptly as reasonably practicable, the execution and delivery of the Subsidiary Guaranty Agreement to the Indonesian Foreign Commercial Loan Team ("Team") established pursuant to Indonesian Presidential Decree No. 39 of 1991 and to deliver, as promptly as reasonably practicable, to the Team and to Bank Indonesia copies of this Agreement and the Subsidiary Guaranty Agreement. The Company will cause Union Texas East Kalimantan Limited, as promptly as reasonably practical following execution from time to time of amendments hereto or to the Subsidiary Guaranty Agreement, (i) to report and (ii) to deliver copies of such amendments both to the Team and to Bank Indonesia.

                 SECTION 5.20. Conversion to Unrestricted Subsidiary. The Company may convert a Restricted Subsidiary into an Unrestricted Subsidiary by giving the Agent notice of such conversion at least 5 Domestic Business Days prior to such conversion; provided that (i) no Restricted Subsidiary shall be so converted so long as it owns directly or indirectly any interest in any Restricted Asset and (ii) no such conversion shall be made if at the time of such notice or after giving effect to such conversion, any Default would exist. Upon any such conversion of a Required Guarantor to an Unrestricted Subsidiary such Subsidiary shall be released from its obligations under the Subsidiary Guaranty Agreement, and the Agent shall execute such releases and other documents as such Subsidiary or the Company may reasonably request to further evidence such release.

                                   ARTICLE VI

                                    DEFAULTS

                 SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                 (a) the Company shall fail to pay when due any principal of any Loan, or shall fail to pay within five days of the due date thereof any interest on any Loan, any fees or any other amount payable hereunder;

                 (b) the Company or any Subsidiary shall fail to observe or perform any covenant contained in Sections 5.05 to 5.18, inclusive;

                 (c) the Company or any Subsidiary shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) or in the Subsidiary Guaranty Agreement for 30 days after written notice thereof has been given to the Company by the Agent at the request of any Bank;

                 (d) any representation, warranty, certification or statement made by the Company or any Subsidiary in this Agreement or in the Subsidiary Guaranty Agreement or made in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

                 (e) the Company or any Restricted Subsidiary shall fail to make any payment in respect of any Material Debt (other than the Notes) when due or within any applicable grace period;

                 (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt of the Company or any Restricted Subsidiary (other than the Notes) or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Material Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

                 (g) the Company or any Restricted Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                 (h) an involuntary case or other proceeding shall be commenced against the Company or any Restricted Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Restricted Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

                 (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $5,000,000;

                 (j) a judgment or order for the payment of money in excess of $15,000,000 (net of applicable insurance coverage which is acknowledged by the insurer) shall be rendered against the Company or any Restricted Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days;

                 (k) any Person or two or more Persons acting in concert, together with any affiliates thereof, (i) shall have acquired beneficial ownership, directly or indirectly, (a) within any 12 month period, of (1) more than 25% of the Company's common stock or (2) securities representing more than 25% of the combined voting power of all securities of the Company entitled to vote in the election of directors (other than securities having such power only by reason of the happening of a contingency) ("Voting Securities"), or (b) within any 24 month period, of (1) more than 40% of the Company's common stock or (2) more than 40% of the Company's Voting Securities, (ii) owns a higher percentage of the Company's common stock or Voting Securities than the percentage owned by Kohlberg Kravis Roberts & Co. and/or non-operating investment entities it controls, and (iii) either
         (a) owns 50% or more of the Company's common stock or Voting Securities, (b) directly or indirectly elects or causes the election of Persons constituting in the aggregate a majority of the Board of Directors of the Company or any Restricted Subsidiary, or (c) exercises, directly or indirectly, by written agreement, control over the Company or any Restricted Subsidiary; provided that no Default or Event of Default shall occur under this subsection (k) until the Agent, following request by the Required Banks, gives notice to the Company that such an Event of

         Default is declared, and such notice may not be given after the date which is 45 days after the Banks actually receive notice from the Company to the effect that the matters set forth in clauses (i), (ii) and (iii) have occurred (for purposes of this provision, "beneficial ownership" shall mean beneficial ownership within the meaning of Rule 13d-3 of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, and the number and percentage of securities beneficially owned by any Person or Persons shall be calculated in accordance with such Rule); or

                 (l) any "Event of Default", as defined in the Other Credit Agreement, shall occur;

then, and in every such event, the Agent shall (i) if requested by Banks having at least 51% in the aggregate amount of the Commitments, by notice to the Company terminate the Commitments and, upon the giving of such notice by the Agent, they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing at least 51% in aggregate principal amount of the Loans, by notice to the Company declare the Notes (together with accrued interest thereon) to be, and, upon the giving of such notice by the Agent, the Notes shall thereupon become, immediately due and payable without notice of intent to accelerate, notice of acceleration, presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided that in the case of any of the Events of Default specified in clause (g) or (h) above, without any notice to the Company or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without notice of intent to accelerate, notice of acceleration, presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

                 SECTION 6.02. Notice of Default. The Agent shall give notice to the Company under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                                  ARTICLE VII

                                   THE AGENT

                 SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Financing Documents as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. Each Bank hereby consents and agrees to the terms of, and authorizes and directs the Agent to enter into, the Subsidiary Guaranty Agreement.

                 SECTION 7.02. Agent and Affiliates. NationsBank shall have the same rights and powers under the Financing Documents as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and NationsBank and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or other affiliate of the Company as if it were not the Agent hereunder.

                 SECTION 7.03. Action by Agent. The obligations of the Agent under the Financing Documents are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

                 SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Company or any Subsidiary), independent public accountants, independent petroleum engineers and other experts selected by it and the Agent shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants, engineers or experts.

                 SECTION 7.05. Liability of Agent. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Company or any Subsidiary; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; (iv) the validity, effectiveness or genuineness of the Financing Documents or any other instrument or writing furnished in connection herewith; or (v) the accuracy of any Engineering Report. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

                 SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent (to the extent not reimbursed by the Company) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with the Financing Documents or any action taken or omitted by the Agent hereunder (IT BEING EXPRESSLY UNDERSTOOD AND AGREED THAT, EXCEPT FOR

SUCH NEGLIGENCE AS IS SO DETERMINED TO CONSTITUTE GROSS NEGLIGENCE, SUCH INDEMNIFICATION DOES EXTEND TO THE CONSEQUENCES OF THE ORDINARY NEGLIGENCE, WHETHER SOLE OR CONTRIBUTORY, OF THE AGENT).

                 SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

                 SECTION 7.08. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Company and may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Company shall have the right, with the consent of the Required Banks, to appoint a successor Agent. If no successor Agent shall have been so appointed with the consent of the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Financing Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

                 SECTION 7.09. Agent's Fees. The Company shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Company and the Agent.

                                  ARTICLE VIII

                            CHANGE IN CIRCUMSTANCES

                 SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period:

                 (a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

                 (b) Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that the London Interbank Offered Rate as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Company and the Banks, whereupon until the Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make Euro-Dollar Loans, or make any Conversion (other than changing Euro-Dollar Loans into Base Rate Loans), shall be suspended, and (ii) unless the Company notifies the Agent at least two Domestic Business Days before the date of any Euro-Dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

                 SECTION 8.02. Illegality. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans, or make any Conversion (other than changing Euro-Dollar Loans into Base Rate Loans), and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Company, whereupon until such Bank notifies the Company and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, or make any Conversion (other than changing Euro-Dollar Loans into Base Rate Loans), as the case may be, shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, each such Euro-Dollar Loan shall be immediately and automatically Converted into a Base Rate Loan (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks).

                 SECTION 8.03. Increased Cost and Reduced Return. (a) If after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                 (i) shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Euro-Dollar Loans, its Note or its obligation to make Euro-Dollar Loans, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) of the principal of or interest on its Euro-Dollar Loans or any other amounts due under this Agreement in respect of its Euro-Dollar Loans or its obligation to make Euro-Dollar Loans (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Applicable Lending Office is located); or

                 (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Euro-Dollar Loans, its Note or its obligation to make Euro-Dollar Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Loan or making any Conversion (other than changing Euro-Dollar Loans into Base Rate Loans), or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction; provided that the Company shall not be obligated to compensate any Bank for any such reduction attributable to a period (i) more than 90 days prior to the giving of notice by such Bank to the Company of its intention to seek compensation under this subsection (a) or (ii) more than six months prior to the making of demand by such Bank for payment thereof in accordance herewith.

                 (b) If any Bank shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction; provided that the Company shall not be obligated to compensate any Bank for any such reduction attributable to a period (i) more than 90 days prior to the giving of notice by such Bank to the Company of its intention to seek compensation under this subsection (b) or (ii) more than six months prior to the making of demand by such Bank for payment thereof in accordance therewith.

                 (c) Each Bank will promptly notify the Company and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

                 SECTION 8.04. Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Bank to make Euro-Dollar Loans to the Company has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03(a) and the Company shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer apply:

                 (a) all Loans to the Company which would otherwise be made by such Bank as, or be Converted by such Bank as or into, Euro-Dollar Loans shall instead be made as, or Converted into, Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and

                 (b) after each of its Euro-Dollar Loans to the Company has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

                 SECTION 8.05. Substitution of Bank. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02,
(ii) any Bank has demanded compensation under Section 8.03 or payment of Taxes or Other Taxes under Section 2.17, or (iii) after satisfaction of all applicable conditions precedent, any Bank fails to fund when due any Loan it is obligated to fund under this Agreement, the Company shall have the right, with the assistance of the Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to purchase the Notes and assume the Commitment of such Bank (any such Bank is herein called an "Affected Bank"). Each Affected Bank agrees to sell, without recourse, all of its Commitment, its interest in this Agreement and its Note to any such bank for an amount equal to the sum of the outstanding unpaid principal of and accrued interest on the Loans of such Affected Bank and all commitment fees and other fees and amounts due such Affected Bank hereunder, calculated, in each case, to the date such Commitment, interest in this Agreement and Note are purchased.

                                   ARTICLE IX

                                 MISCELLANEOUS

                 SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Company or the Agent, at its address or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or telex number set forth in its Administrative Questionnaire or
(z) in the case of any party, such other address or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answer-back is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (iii) if given by facsimile transmission, when such facsimile is transmitted and accompanied by a telephone call to the party receiving such transmission or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent shall not be effective until received.

                 SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Financing Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

                 SECTION 9.03. Expenses; Indemnification. (a) The Company shall pay (i) all reasonable documented out-of-pocket costs and expenses of the Agent and the Arranger incurred in connection with the syndication of this Agreement or the preparation of the Financing Documents, any waiver or consent thereunder or any amendment thereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket costs and expenses incurred by the Agent or incurred by any Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom.

                 (b) The Company agrees to indemnify the Agent, each Co-Agent, the Arranger and each Bank and hold the Agent, each Co-Agent, the Arranger and each Bank harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for the Agent, any Co-Agent, the Arranger or any Bank in connection with any investigative, administrative or judicial proceedings, whether or not the Agent, such Co-Agent, the Arranger or such Bank, as the case may be, shall be designated a party thereto) which may be incurred by the Agent, any Co-Agent, the Arranger or any Bank, relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder, including specifically, without limitation, all liabilities, losses, damages, costs and expenses arising out of a violation of any Environmental Law; provided that neither the Agent nor any Co-Agent nor the Arranger nor any Bank shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction (IT BEING EXPRESSLY UNDERSTOOD AND AGREED THAT, EXCEPT FOR SUCH NEGLIGENCE AS IS SO DETERMINED TO CONSTITUTE GROSS NEGLIGENCE, SUCH INDEMNIFICATION DOES EXTEND TO THE CONSEQUENCES OF THE ORDINARY NEGLIGENCE, WHETHER SOLE OR CONTRIBUTORY, OF THE INDEMNITEE).

                 (c) Within a reasonable period of time after any Person entitled to indemnification under Section 9.03(b) (an "Indemnified Person") receives actual notice of the assertion of any claim or the commencement of any action, or any threatened claim or action, covered by Section 9.03(b), such Indemnified Person shall, if indemnification with respect thereof is to be sought from the Company under Section 9.03(b), notify the Company in writing of such claim or action; provided that the failure to so notify the Company shall not relieve the Company from any liability which the Company may have to the Indemnified Person under Section 9.03(b) unless the obligations of the Company under Section 9.03(b) have been significantly increased as a result of such failure. The Company and such Indemnified Person shall cooperate in the defense of any such claim or action and shall take those actions reasonably within their power to take which are necessary to preserve any legal defenses to such matters. If any such claim or action shall be brought or threatened against an Indemnified Person, so long as no Event of Default exists, the Company shall be entitled to participate in the defense thereof, and, with the consent of such Indemnified Person, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person. Notwithstanding any provision hereof to the contrary, no consent order or settlement shall be entered into in any such claim or action unless both the Company and such Indemnified Person have given their prior written consent thereto; provided that such consent of the Company shall not be required if any Event of Default exists.

                 (d) All obligations of the Company to indemnify or otherwise to make payments to the Agent, any Co-Agent, the Arranger or any Bank provided in this Agreement shall survive any termination of the Commitments and the repayment of the Loans.

                 SECTION 9.04. Sharing of Set-Offs, Etc. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Company other than its indebtedness under the Notes. The Company agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Company in the amount of such participation.

                 SECTION 9.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived, if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment, or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement; provided further that no such amendment or waiver shall amend or waive Section 5.05(a) or any of the definitions relevant to Section 5.05(a) unless signed by Banks having at least 66-2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 66-2/3% of the aggregate unpaid principal amount of the Loans.

                 SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

                 (b) Any Bank may at any time and from time to time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Company and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Company and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Company hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section 9.05 without the consent of the Participant. The Company agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

                 (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") a proportionate part of all of its rights and obligations under this Agreement and the Notes in an amount which, when added to the amount of the rights and obligations under the Other Credit Agreement contemporaneously assigned by such transferor Bank to such Assignee pursuant to the second proviso to the first sentence of Section 9.06(c) of the Other Credit Agreement, equals $10,000,000 or more, and such Assignee shall assume such rights and obligations under this Agreement and the Notes, pursuant to an Assignment executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Company and the Agent (which such consents shall not be unreasonably withheld); provided that if an Assignee is an affiliate of such transferor Bank or is another Bank, no such consent of the Company shall be required; provided further that each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement and the Notes, and the same constant percentage of all rights and obligations of such transferor Bank under the Other Credit Agreement and the notes thereunder shall be contemporaneously assigned by such transferor Bank to such Assignee pursuant to Section 9.06(c) of the Other Credit Agreement. Upon execution and delivery of such instrument (and delivery to the Agent of an Administrative Questionnaire with respect to such Assignee, if such Assignee has not already done so) and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Company shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent for its account an administrative fee for processing such assignment in the amount of $2,500 less any administrative processing fee paid to the Agent on the same date under
Section 9.06(c) of the Other Credit Agreement as a result of the contemporaneous assignment to such Assignee by such transferor Bank under the Other Credit Agreement pursuant to the second proviso to the first sentence of this Section 9.06(c). If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Company and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with
Section 2.17. Notwithstanding the first sentence of this subsection (c), a Bank may not make an assignment pursuant to this subsection (c) if after giving effect thereto such Bank would hold less than 1.5% (or until April 16, 1997, 3% in the case of NationsBank, Bank of America National Trust and Savings Association and Union Bank of Switzerland, Houston Agency) of the Commitments (for this purpose such Bank shall be deemed to hold any participating interests granted by such Bank pursuant to subsection (b) above and any rights assigned pursuant to subsection (d) below).

                 (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

                 (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section
8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

                 SECTION 9.07. Collateral. Each of the Banks represents to each Agent and each of the other Banks that it in good faith is not relying upon any margin stock (as defined in Regulation G) or any margin stock (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

                 SECTION 9.08. Texas Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of Texas.

                 SECTION 9.09. CONSENT TO JURISDICTION. THE COMPANY HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND OF ANY FEDERAL COURT LOCATED IN SUCH STATE OVER IT IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY FINANCING DOCUMENT AND, TO THE FULLEST EXTENT PERMITTED BY LAW, FURTHER AGREES (AND SHALL NOT CONTEST) THAT THE PROPER VENUE FOR FILING AND MAINTAINING ANY SUCH ACTION OR PROCEEDING SHALL BE IN THE STATE OF TEXAS. IN ANY SUCH ACTION OR PROCEEDING, THE COMPANY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS OR NOTICE AND AGREES THAT SERVICE BY FIRST CLASS MAIL, RETURN RECEIPT REQUESTED, TO THE COMPANY AT ITS ADDRESS FOR NOTICES HEREUNDER, OR ANY FORM OF SERVICE PROVIDED FOR IN THE TEXAS CIVIL PRACTICE AND REMEDIES CODE THEN IN EFFECT SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE UPON THE COMPANY.

                 SECTION 9.10. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 SECTION 9.11. WAIVER OF JURY TRIAL. THE COMPANY, THE AGENT, THE CO-AGENTS AND THE BANKS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                 SECTION 9.12. COMPLETE AGREEMENT. THIS WRITTEN CREDIT AGREEMENT AND THE OTHER FINANCING DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

                 SECTION 9.13. Liability of Co-Agents and Arranger. Neither the Arranger nor either Co-Agent, in its capacity as Co-Agent hereunder, shall have any duty or responsibility hereunder.

                 SECTION 9.14. Termination of 1994 Short-Term Commitments. Each of the parties hereto agrees that all "Commitments" (as defined in the $200,000,000 Credit Agreement dated as of May 13, 1994 among the Company, NationsBank, as agent and the co-agent and lenders parties thereto) are hereby terminated effective as of the close of business on April 23, 1995 (and the fees under Section 2.08(a) of such Credit Agreement shall accrue through such date), and the Company has no further right to borrow thereunder. The Company represents and warrants that all principal, interest and fees owed thereunder have been paid in full.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                         UNION TEXAS PETROLEUM
                                               HOLDINGS, INC.



                                         By:        /s/ M.N. MARKOWITZ
                                             -----------------------------------
                                                    M.N. Markowitz
                                                    Vice President and Treasurer
                                                    1330 Post Oak Blvd.
                                                    Houston, Texas 77056
                                                    Telex number: 762255

Commitments

$8,181,818.19                              NATIONSBANK OF TEXAS, N.A.


                                           By:    /s/ PAUL A. SQUIRES
                                              ----------------------------------
                                                  Paul A. Squires
                                                  Senior Vice President


$6,363,636.37                              BANK OF AMERICA NATIONAL TRUST AND
                                           SAVINGS ASSOCIATION


                                           By:    /s/ LAURA B. SHEPARD
                                              ----------------------------------
                                                  Authorized Officer


$6,363,636.37                              UNION BANK OF SWITZERLAND, HOUSTON
                                           AGENCY


                                           By:    /s/ EVANS SWANN
                                              ----------------------------------
                                                  Evans Swann
                                                  Managing Director


                                           By:    /s/ JAN BUETTGEN
                                              ----------------------------------
                                                  Jan Beuttgen
                                                  Vice President
                                                  Corporate Banking


$5,454,545.45                              THE BANK OF NOVA SCOTIA


                                           By:    /s/ A.S. NORSWORTHY
                                              ----------------------------------
                                                  A.S. Norsworthy
                                                  Assistant Agent


$5,454,545.45                              CHEMICAL BANK


                                           By:    /s/ [Illegible]
                                              ----------------------------------
                                                  Authorized Officer

Commitments

$5,454,545.45                              CREDIT LYONNAIS CAYMAN ISLAND BRANCH


                                           By:         /s/ XAVIER RATOUIS
                                              ----------------------------------
                                                       Authorized Officer


$5,454,545.45                              THE FIRST NATIONAL BANK OF CHICAGO


                                           By:         /s/ [Illegible]
                                              ----------------------------------
                                                       Authorized Officer


$5,454,545.45                              MELLON BANK, N.A.


                                           By:         /s/ A. GARY CHACE
                                              ----------------------------------
                                                       A. Gary Chace
                                                       Senior Vice President


$5,454,545.45                              MORGAN GUARANTY TRUST COMPANY OF NEW
                                           YORK


                                           By:         /s/ PHILIP W. MCNEAL
                                              ----------------------------------
                                                       Philip W. McNeal
                                                       Vice President


$4,545,454.55                              BANQUE NATIONALE DE PARIS, HOUSTON
                                           AGENCY


                                           By:         /s/ [Illegible]
                                              ----------------------------------
                                                       Authorized Officer

Commitments
$4,545,454.55                             LTCB TRUST COMPANY


                                          By:         /s/ [Illegible]
                                             -------------------------------
                                                      Authorized Officer


$4,545,454.55                             SOCIETE GENERALE, SOUTHWEST AGENCY


                                          By:         /s/ [Illegible]
                                             -------------------------------
                                                      Authorized Officer


$3,181,818.18                             THE BANK OF TOKYO, LTD., DALLAS
                                          AGENCY


                                          By:         /s/ JOHN M. MCINTYRE
                                             -------------------------------
                                                      Authorized Officer


$3,181,818.18                             BANQUE PARIBAS, HOUSTON AGENCY


                                          By:         /s/ [Illegible]
                                             -------------------------------
                                                      Authorized Officer


                                          By:         /s/ BART SCHOUEST
                                             -------------------------------
                                                      Authorized Officer

Commitments

$3,181,818.18                              CHRISTIANIA BANK


                                           By:          /s/ JAHN O. ROISING
                                              ----------------------------------
                                                        Authorized Officer


                                           By:          /s/ [Illegible]
                                              ----------------------------------
                                                        Authorized Officer


$3,181,818.18                              CITIBANK, N.A.


                                           By:          /s/ BARBARA A. COHEN
                                              ----------------------------------
                                                        Barbara A. Cohen
                                                        Vice President


$3,181,818.18                              DRESDNER BANK AG, NEW YORK AND
                                           GRAND CAYMAN BRANCHES


                                           By:          /s/ B. C. ERICKSON
                                              ----------------------------------
                                                        Authorized Officer


                                           By:          /s/ [Illegible]
                                              ----------------------------------
                                                        Authorized Officer


$3,181,818.18                              THE MITSUBISHI TRUST & BANKING
                                           CORPORATION


                                           By:          /s/ [Illegible]
                                              ----------------------------------
                                                        Authorized Officer

Commitments

$3,181,818.18                              NATIONAL WESTMINSTER BANK PLC (NEW
                                           YORK BRANCH)


                                           By:          /s/ DAVID L. SMITH
                                              ----------------------------------
                                                        David L. Smith
                                                        Vice President


                                           NATIONAL WESTMINSTER BANK PLC
                                           (NASSAU BRANCH)


                                           By:          /s/ DAVID L. SMITH
                                              ----------------------------------
                                                        David L. Smith
                                                        Vice President


$3,181,818.18                              THE YASUDA TRUST AND BANKING
                                           COMPANY, LIMITED, NEW YORK BRANCH


                                           By:          /s/ NEIL T. CHAU
                                              ----------------------------------
                                                        Neil T. Chau
                                                        First Vice President


$1,818,181.82                              BANK OF TAIWAN


                                           By:          /s/ [Illegible]
                                              ----------------------------------
                                                        Authorized Officer


$1,818,181.82                              BANQUE FRANCAISE DU COMMERCE
                                           EXTERIEUR


                                           By:          /s/ IAIN A. WHYTE
                                              ----------------------------------
                                                        Authorized Officer


                                           By:          /s/ [Illegible]
                                              ----------------------------------
                                                        Authorized Officer

Commitments

$1,818,181.82                              DEN NORSKE BANK AS


                                           By:          /s/ [Illegible]
                                              ----------------------------------
                                                        Authorized Officer


                                           By:          /s/ FRAN MEYERS
                                              ----------------------------------
                                                        Fran Meyers
                                                        Vice President


$1,818,181.82                              FIRST INTERSTATE BANK OF TEXAS, N.A.


                                           By:          /s/ COLLIE C. MICHAELS
                                              ----------------------------------
                                                        Authorized Officer
Total Commitments:  $100,000,000.00
                    ---------------

                                  NATIONSBANK OF TEXAS, N.A., as Agent


                                  By:      /s/ PAUL A. SQUIRES
                                      ------------------------------------------
                                           Paul A. Squires
                                           Senior Vice President
                                             700 Louisiana Street
                                             Houston, Texas  77002
                                             Telex Number:  163244
                                             Answerback:  NCNBTEXDAL


                                  BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                  ASSOCIATION, as Co-Agent


                                  By:      /s/ LAURA B. SHEPARD
                                      ------------------------------------------
                                           Authorized Officer


                                  UNION BANK OF SWITZERLAND, HOUSTON AGENCY, as Co-Agent


                                  By:      /s/ EVANS SWANN
                                      ------------------------------------------
                                           Evans Swann
                                           Managing Director


                                  By:      /s/ JAN BUETTGEN
                                      ------------------------------------------
                                           Jan Buettgen
                                           Vice President
                                           Corporate Banking

                                  SCHEDULE II

                             EXISTING  SUBSIDIARIES

PART A

EXISTING UNRESTRICTED SUBSIDIARIES                                                      JURISDICTION
- ----------------------------------                                                      ------------
Four Oaks Insurance, Ltd.                                                               Bermuda
Unicon Producing Company [Partnership]                                                   Texas
Union Texas I Corporation                                                              Delaware
Union Texas Adriatic, Inc.                                                             Delaware
Union Texas (Argentina) Ltd.                                                           Delaware
Union Texas Asia Corporation                                                           Delaware
Union Texas Barakan, Inc.                                                              Delaware
Union Texas Brasil, Inc.                                                               Delaware
Union Texas Britannia Limited                                                           England
Union Texas Carthage, Inc.                                                             Delaware
Union Texas Development Corporation                                                    Delaware
Union Texas Egypt, Inc.                                                                Delaware
Union Texas Espana, Inc.                                                               Delaware
Union Texas Finance, Inc.                                                              Delaware
Union Texas (Kai) Limited                                                               Bahamas
Union Texas Maghreb, Inc.                                                              Delaware
Union Texas Methane, Inc.                                                              Delaware
Union Texas Metropole, S.A.                                                             France
Union Texas PNG, Inc.                                                                  Delaware
Union Texas Petrochemicals Pipeline, Inc.                                              Delaware
Union Texas Petroleum Alaska Corporation                                               Delaware
Union Texas Petroleum Europe and Middle East, Inc.                                     Delaware
Union Texas Petroleum Services Corporation                                             Delaware
Union Texas (Rebi) Limited                                                              Bahamas
Union Texas (South East Asia) Inc.                                                     Delaware
Union Texas (Tanimbar) Limited                                                          Bahamas
Union Texas Trading Corporation                                                        Delaware
Union Texas (Transnational) Limited                                                     Bahamas
Union Texas Tunisia, Inc.                                                              Delaware
West Gemsa Petroleum Company                                                             Egypt

EXISTING UNIMAR UNRESTRICTED SUBSIDIARIES                                            JURISDICTION
- -----------------------------------------                                            ------------
AKI International Finance, N.V.                                                       Netherlands
                                                                                       Antilles
Alaska Interstate International Finance, B.V.                                         Netherlands
Alaska Interstate International Finance, N.V.                                         Netherlands
                                                                                       Antilles
ENSTAR Petroleum, Ltd.                                                                  Canada
Purchasing Services, Inc.                                                              Delaware
Unimar Financing Corporation                                                           Delaware
VICO Services, Inc.                                                                    Delaware
VICO Trading, Inc.                                                                     Delaware
Virginia Services, Ltd.                                                                Delaware

PART B

EXISTING RESTRICTED SUBSIDIARIES
- --------------------------------
Union Texas East Kalimantan Limited                                                     Bahamas
Union Texas International Corporation                                                  Delaware
Union Texas Pakistan, Inc.                                                             Delaware
Union Texas Petroleum Energy Corporation                                               Delaware
Union Texas Petroleum Limited                                                           England
Union Texas Products Corporation                                                       Delaware
Unistar, Inc.                                                                          Delaware

OTHER RESTRICTED SUBSIDIARY
- ---------------------------

Unimar Company [Partnership]                                                             Texas

EXISTING UNIMAR RESTRICTED SUBSIDIARIES
- ---------------------------------------
ENSTAR Corporation                                                                     Delaware
ENSTAR Indonesia, Inc.                                                                 Delaware
VICO 7.5, Inc.                                                                         Delaware
Virginia Indonesia Company                                                             Delaware
Virginia International Company                                                         Delaware

                                  SCHEDULE III

                             CERTAIN EXISTING LIENS


PART A:  LIENS ON OWNERSHIP INTERESTS

1. Amended and Restated Agreement of General Partnership of Unimar Company ("Unimar"), dated as of September 11, 1990, between Unistar, Inc. ("Unistar") and LASMO (USTAR) Inc. ("USTAR," formerly Ultrastar, Inc.) (the "Unimar Partnership Agreement"):

       As security for the payment of all contributions to be made by each partner pursuant to the Unimar Partnership Agreement, each of Unistar and USTAR has created a security interest in its partnership interest in Unimar in favor of the other partner.

2. Articles of Association of Union Texas East Kalimantan Limited ("UTEK") dated October 26, 1983.

       As security for the debts, liabilities and engagements of each member solely or jointly with any other person to or with UTEK, UTEK has a first and paramount lien upon all the shares registered in the name of each member, which lien extends to all dividends from time to time declared in respect of such shares.

3.     Articles of Association of Union Texas Petroleum Limited ("UTPL").

       UTPL has a lien under English law that will attach to fully paid shares and to all shares registered in the name of any person indebted or under liability to UTPL.

                                  SCHEDULE III

                            CERTAIN EXISTING  LIENS

PART B:  OTHER EXISTING LIENS

                                                                                          AMOUNT OF DEBT AS OF
                                      DOCUMENT AND LIEN                                         3/31/95
                                      -----------------                                   --------------------


        1.     Pledge Agreement dated as of September 25, 1984 by Virginia Indonesia         No set amount
               Company in favor of Irving Trust Company (the "Pledge Agreement"), and the Indenture, dated as of September 25, 1984 between Unimar, as
               Issuer, and Irving Trust Company, as Trustee, providing for
               14,077,747 Indonesian Participating Units (the "IPU Indenture"), as
               supplemented by the Supplemental Indenture dated as of October 31,
               1986:

               As security for performance of the obligations of Unimar under the
               IPU Indenture, Section 2 of the Pledge Agreement sets forth a first lien and security interest granted by Virginia Indonesia Company (the
               "Pledgor") in all of the Pledgor's rights to receive payments from the Joint Venture Paying Agent pursuant to the Joint Venture Paying
               Agency Agreements, each as defined in the IPU Indenture, and in all proceeds therefrom.  This lien and security interest only becomes effective upon the occurrence of certain events specified in the IPU
               Indenture.  As of December 31, 1994, this lien and security interest is not effective.

                                                                                          AMOUNT OF DEBT AS OF
                                      DOCUMENT AND LIEN                                         3/31/95
                                      -----------------                                   --------------------


        2.     Deed of Floating Charge dated December 20, 1988 (the "Deed of                   $6,874,000
               Floating Charge") by Union Texas Pakistan, Inc. ("UT Pakistan") in
               favor of the Overseas Private Investment Corporation ("OPIC"), in
               connection with the Finance Agreement dated as of December 20, 1988 between UT Pakistan and OPIC (the "OPIC Finance Agreement") and one
               or more Notes (the "Notes") issued pursuant to the Issuing and Paying
               Agency Agreement of even date:

               As security for the obligations of UT Pakistan under the OPIC Finance
               Agreement and the Notes, Section 2 of the Deed of Floating Charge
               sets forth a first floating charge in favor of OPIC in UT Pakistan's
               (i) 30% share as a working interest owner of all crude oil and natural gas produced or to be produced from the Dedicated Areas, as defined in the Deed of Floating Charge, and being in transit from the well head to the various points of delivery, (ii) 30% share as a working interest owner of all crude oil produced or to be produced from the Dedicated Areas, and being under storage in tank batteries in the Dedicated Areas, as defined in the Deed of Floating Charge,
               (iii) rights and benefits under certain sale agreements relating to the sale of crude oil or natural gas and (iv) accounts receivable under such sales agreements.  OPIC's recourse is limited to the assets of UT Pakistan described in Section 8.2(b) of the OPIC Finance
               Agreement.

                                  SCHEDULE IV

                         CERTAIN EXISTING  RESTRICTIONS



1. Finance Agreement dated as of December 20, 1988 between Union Texas Pakistan, Inc. ("UT Pakistan") and the Overseas Private Investment
       Corporation:

       a. Negative covenant of UT Pakistan set forth in Section 7.3 restricting, in the event of a default, payment of dividends, purchases of capital stock and payments to the Company on any intercorporate line of credit, among other restrictions.

       b. Negative covenant of UT Pakistan set forth in Section 7.5(e) restricting, among other things, certain loans, advances and guarantees of loans to persons other than the Company.

2. Amended and Restated Agreement of General Partnership of Unimar Company ("Unimar"), dated as of September 11, 1990 between Unistar, Inc. and LASMO (USTAR) Inc. (formerly Ultrastar, Inc.) (the "Unimar Partnership Agreement"):

       a. Restrictions resulting from provisions of Article IV regarding the management of Unimar and shareholder action of certain Unimar Restricted Subsidiaries.

       b. Restrictions resulting from provisions of Article X with respect to dissolution and liquidation of Unimar.

                                  SCHEDULE  V

                         JOINT VENTURE DEBT AGREEMENTS


1.     Producers Agreement No. 2 dated as of June 9, 1987 among Pertamina, Roy
       M. Huffington, Inc., Virginia International Company, Ultramar Indonesia Limited, Virginia Indonesia Company, Union Texas East Kalimantan Limited, Universe Tankships, Inc., and Huffington Corporation, as Producers, in favor of The Industrial Bank of Japan Trust Company ("IBJ Trust"), as Agent and Lender, and the other Lenders named therein, as amended by Amendment No. 1 to Producers Agreement No. 2, dated as of February 9, 1988 and Amendment No. 2 to Producers Agreement No. 2 dated as of May 31, 1988, each among the Producers, the Lenders named therein and IBJ Trust, as Agent, relating to the Bontang Capital Projects Loan Agreement No. 2 dated as of June 9, 1987 among Continental Bank International, as Trustee, and the other parties named therein.

2. Bontang III Producers Agreement dated as of February 9, 1988 among Pertamina, Roy M. Huffington, Inc., Huffington Corporation, Virginia International Company, Virginia Indonesia Company, Ultramar Indonesia Limited, Union Texas East Kalimantan Limited, Universe Tankships, Inc., Total Indonesie, Unocal Indonesia, Ltd. and Indonesia Petroleum, Ltd., as Producers, in favor of Train-E Finance Co., Ltd., as Tranche A Lender, the Banks named therein as Tranche B Lenders and IBJ Trust as Tranche B Lender and as Agent for such Tranche B Lenders, as amended by Amendment No. 1 dated as of May 31, 1988, relating to the Bontang III Loan Agreement dated as of February 9, 1988 among Continental Bank International, as Trustee, and the other parties named therein.

3. Bontang IV Producers Agreement dated as of August 26, 1991 among Pertamina, Virginia Indonesia Company, OPICOIL Houston, Inc., Virginia International Company, Ultramar Indonesia Limited, Union Texas East Kalimantan Limited, Universe Gas & Oil Company, Inc., Total Indonesie, Unocal Indonesia, Ltd., and Indonesia Petroleum, Ltd., as Producers, in favor of The Chase Manhattan Bank, N.A., as Lender and as Agent for the Lenders, and the other Lenders named therein, relating to the Bontang IV Loan Agreement dated as of August 26, 1991 among Continental Bank International, as Trustee, and the other parties named therein.

                                  SCHEDULE VI

                              OUTSTANDING OPTIONS



1. Preferential right of purchase, and right to reasonably nullify a proposed disposition, in favor of each of Unistar, Inc. ("Unistar") and LASMO (USTAR) Inc. ("USTAR," formerly Ultrastar, Inc.), set forth in
       Article VIII of the Amended and Restated Agreement of General Partnership of Unimar Company, dated as of September 11, 1990, between Unistar and USTAR (the "Unimar Partnership Agreement").

2. Buy-sell option that may be invoked by either Unistar or USTAR in the event of irreconcilable differences or continued deadlocks, set forth in
       Article IX of the Unimar Partnership Agreement.

                                                                       EXHIBIT A

                                      NOTE

                                                                  Houston, Texas
$____________________                                             April __, 1995

         For value received, Union Texas Petroleum Holdings, Inc., a Delaware corporation (the "Company"), promises to pay to the order of ___________ ________________________ (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan owed to the Bank on April 15, 1997 or as otherwise required by the Credit Agreement. The Company promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement (including, without limitation, Section 2.16 thereof). All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of NationsBank of Texas, N.A., 700 Louisiana St., Houston, Texas 77002.

         All Loans made by the Bank and the respective Types thereof and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding shall be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company hereunder or under the Credit Agreement.

         This note is one of the Notes referred to in the Credit Agreement dated as of April 24, 1995 among the Company, the lenders and Co-Agents parties thereto and NationsBank of Texas, N.A., as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms not defined herein and defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof. This note shall be construed in accordance with and governed by the law of the State of Texas.

                                           UNION TEXAS PETROLEUM HOLDINGS, INC.



                                           By: ________________________________
                                           Name: ______________________________
                                           Title: _____________________________

                        LOANS AND PAYMENTS OF PRINCIPAL


                                                        Amount of
                      Amount of         Type of         Principal         Date of         Notation
       Date             Loan              Loan            Repaid          Payment          Made By
       ----             ----              ----            ------          -------          -------

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

                                                                       EXHIBIT B

                         SUBSIDIARY GUARANTY AGREEMENT


         GUARANTY dated as of April 24, 1995 ("Agreement") among each of the Subsidiary Guarantors listed on the signature pages hereof under the caption "Subsidiary Guarantors" or which hereafter becomes a party hereto pursuant to
Section 3.08(b) (collectively, the "Subsidiary Guarantors") and NationsBank of Texas, N.A., as agent for the banks under the Credit Agreement referred to below (the "Agent").

                              W I T N E S S E T H:

         WHEREAS, pursuant to a Credit Agreement dated as of April 24, 1995 among Union Texas Petroleum Holdings, Inc. (the direct or indirect parent of each of the Subsidiary Guarantors) (the "Company"), the Banks and Co-Agents parties thereto and the Agent (the "Credit Agreement"), the Company is entitled, subject to certain conditions, to borrow up to $100,000,000;

         WHEREAS, as a condition to borrowings under the Credit Agreement, each Required Guarantor is required to execute and deliver to the Agent this Agreement whereby such entity shall, subject to Section 2.08 hereof, guarantee the payment when due of the principal of and interest on all Loans and all other amounts payable at any time by any Obligor under any of the Financing Documents, including, without limitation, interest which accrues during a proceeding which occurs under the U.S. Bankruptcy Code or which would otherwise accrue under the terms of any of the Financing Documents, but for a proceeding under the U.S. Bankruptcy Code (such principal, interest and other amounts being herein called the "Guaranteed Amounts");

         WHEREAS, in consideration of the financial and other support that the Company has provided, and such financial and other support as the Company may in the future provide, to the Subsidiary Guarantors and in order to induce the Banks to enter into the Credit Agreement and to consider requests to extend financial accommodations to the Company, the Subsidiary Guarantors are willing to guarantee, subject to Section 2.08 hereof, the Guaranteed Amounts;

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.01. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

                                   ARTICLE II

                                   GUARANTEES

         SECTION 2.01. The Guarantees. Subject to Section 2.08, the Subsidiary Guarantors hereby jointly, severally, unconditionally and irrevocably guarantee to the Agent, for the ratable benefit of the Banks, the full and punctual payment of all present and future Guaranteed Amounts as and when the same shall become due and payable, whether at maturity, by declaration or otherwise, according to the terms thereof. In case of failure by the Company punctually to pay any Guaranteed Amount, the Subsidiary Guarantors hereby jointly, severally and unconditionally agree, forthwith upon demand by the Agent, to make payment thereof to the Agent at the place and in the manner specified in the Credit Agreement.

         SECTION 2.02. Guarantees Unconditional. Subject to Section 2.08, the obligations of each Subsidiary Guarantor under this Article II shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                 (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company or any other Subsidiary Guarantor under any Financing Document or any Guaranteed Amount;

                 (b) any modification or amendment of or supplement to (i) this Agreement insofar as the same does not purport to modify the rights or obligations of such Subsidiary Guarantor hereunder or (ii) any other Financing Document;

                 (c) any modification, amendment, waiver, release, non-perfection or invalidity of any direct or indirect security, or of any guarantee or other liability of any third party, for any obligation of the Company or any Subsidiary Guarantor under any Financing Document or any Guaranteed Amount;

                 (d) any change in the corporate existence, structure or ownership of the Company or any Subsidiary, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or any other Subsidiary or their respective assets;

                 (e) the existence of any claim, set-off or other rights which any Subsidiary Guarantor may have at any time against the Company or any Subsidiary Guarantor, the Agent, any Bank or any other Person, whether or not arising in connection with any Financing Document or any Guaranteed Amount;provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                 (f) any invalidity or unenforceability relating to or against the Company or any Subsidiary Guarantor for any reason of any Financing Document or any Guaranteed Amount, or any provision of applicable law or regulation purporting to prohibit the payment by the Company or any Subsidiary Guarantor of any Guaranteed Amount; or

                 (g) any other act or omission to act or delay of any kind by the Company or any Subsidiary Guarantor, the Agent, any Bank or any other Person or any other circumstances whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of a Subsidiary Guarantor under this
         Article II.

         SECTION 2.03. Discharge; Reinstatement in Certain Circumstances. Subject to Section 2.08, each Subsidiary Guarantor's obligations under this
Article II shall remain in full force and effect until all of the Commitments shall have been terminated in their entirety and the Guaranteed Amounts shall have been paid in full. If at any time any payment of or any amount payable by the Company or any Subsidiary Guarantor in respect of any Guaranteed Amount is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Person or otherwise, each Subsidiary Guarantor's obligations under this Article II with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

         SECTION 2.04. Waiver. Each Subsidiary Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Subsidiary Guarantor or any other Person. Each Subsidiary Guarantor hereby irrevocably waives each and every right to which it may be entitled by virtue of the suretyship laws of the State of Texas, including, without limitation, any and all rights it may have pursuant to Rule 31 or Rule 32, Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code.

         SECTION 2.05. Subrogation and Contribution. Each Subsidiary Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of the payee against the Company with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Company in respect thereof or (ii) to receive any payment, in the nature of contribution or for any other reason, from any other Obligor with respect to such payment, in each case until such time as all of the

Commitments shall have been terminated in their entirety and the Guaranteed Amounts shall have been paid in full.

         SECTION 2.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company or any Subsidiary Guarantor in respect of any Guaranteed Amount is stayed upon the insolvency, bankruptcy or reorganization of such Person, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement or any other agreement or instrument evidencing such Guaranteed Amount shall nonetheless be payable by each other Subsidiary Guarantor hereunder forthwith on demand by the Agent.

         SECTION 2.07.    Representations and Warranties.   Each Subsidiary
Guarantor represents and warrants that as of the date hereof, and after giving effect to this Agreement and the contingent obligations evidenced hereby (including any limitation on the amount payable under this Agreement pursuant to Section 2.08), it is and will be solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities and debts, and has and will have property and assets sufficient to satisfy and repay its obligations, liabilities and debts when the same become due.

         SECTION 2.08. Limit of Liability. Each Subsidiary Guarantor shall be liable under this Agreement only for amounts aggregating up to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state or foreign law.


                                  ARTICLE III

                                 MISCELLANEOUS

         SECTION 3.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, telex, facsimile transmission or similar writing) and (i) in the case of a Subsidiary Guarantor, shall be given to such Subsidiary Guarantor at c/o Union Texas Petroleum Holdings, Inc., 1330 Post Oak Boulevard, Houston, Texas 77056 (telex number: 762255) and (ii) in the case of the Company or the Agent, at its address or telex number set forth on the signature pages of the Credit Agreement or in any case at such other address or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answer is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent shall not be effective until received.

         SECTION 3.02. No Waiver; Exercise of Remedies. No failure or delay by the Agent in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. In exercising the rights and remedies herein provided, the Agent shall act at the instructions of the Required Banks or, failing such instruction, at its discretion.

         SECTION 3.03. Amendments and Waivers. Any provision of this Agreement may be amended or waived, and any Subsidiary Guarantor may be released from any of its obligations hereunder, if, and only if, such amendment, waiver or release is in writing and is signed by (i) each Subsidiary Guarantor affected thereby and (ii) the Agent with the consent of Banks at the time having at least 66-2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 66-2/3% of the aggregate unpaid principal amount of the Loans; provided that any Subsidiary Guarantor shall be released from its obligations hereunder upon the terms set forth in Section 5.10 or Section 5.20 of the Credit Agreement.

         SECTION 3.04. Texas Law. This Agreement shall be construed in accordance with and governed by the law of the state of Texas.

         SECTION 3.05. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND OF ANY FEDERAL COURT LOCATED IN SUCH STATE OVER EACH OF THEM IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO ANY FINANCING DOCUMENT AND, TO THE FULLEST EXTENT PERMITTED BY LAW, FURTHER AGREES (AND SHALL NOT CONTEST) THAT THE PROPER VENUE FOR FILING AND MAINTAINING ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE IN THE STATE OF TEXAS. IN ANY SUCH ACTION, SUIT OR PROCEEDING, EACH SUBSIDIARY GUARANTOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS OR NOTICE AND AGREES THAT SERVICE BY FIRST CLASS MAIL, RETURN RECEIPT REQUESTED, TO SUCH SUBSIDIARY GUARANTOR AT ITS ADDRESS FOR NOTICES HEREUNDER, OR ANY FORM OF SERVICE PROVIDED FOR IN THE TEXAS CIVIL PRACTICE AND REMEDIES CODE THEN IN EFFECT SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE UPON SUCH SUBSIDIARY GUARANTOR. EACH SUBSIDIARY GUARANTOR THAT IS NOT ORGANIZED UNDER THE LAWS OF THE UNITED STATES OR A STATE THEREOF (EACH A "NON-U.S. GUARANTOR") HEREBY APPOINTS THE PRINCIPAL OFFICE OF CT CORPORATION SYSTEM IN HOUSTON, TEXAS, WHICH, ON THE DATE HEREOF, IS LOCATED AT 911 DALLAS STREET, HOUSTON, TEXAS 77002, AS THE AUTHORIZED AGENT THEREOF (THE "AUTHORIZED AGENT") UPON WHOM PROCESS MAY BE SERVED IN ANY SUCH

ACTION, SUIT OR PROCEEDING WHICH MAY BE INSTITUTED IN THE STATE OF TEXAS. SUCH APPOINTMENT SHALL BE IRREVOCABLE UNLESS AND UNTIL THE APPOINTMENT OF A SUCCESSOR AUTHORIZED AGENT FOR SUCH PURPOSE, AND SUCH SUCCESSOR'S ACCEPTANCE OF SUCH APPOINTMENT, SHALL HAVE OCCURRED AND THE AGENT SHALL HAVE BEEN NOTIFIED THEREOF. EACH NON-U.S. GUARANTOR AGREES TO TAKE ANY AND ALL ACTIONS, INCLUDING, WITHOUT LIMITATION, THE FILING OF ANY AND ALL DOCUMENTS AND INSTRUMENTS, THAT MAY BE NECESSARY TO CONTINUE SUCH APPOINTMENT IN FULL FORCE AND EFFECT AS AFORESAID. SERVICE OF PROCESS UPON THE AUTHORIZED AGENT WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE DEEMED, IN EVERY RESPECT, EFFECTIVE SERVICE OF PROCESS UPON ANY SUCH NON-U.S. GUARANTOR. EACH NON-U.S. GUARANTOR SHALL REQUIRE THE AUTHORIZED AGENT TO AGREE IN WRITING TO ACCEPT THE FOREGOING APPOINTMENT AS AGENT FOR SERVICE OF PROCESS.

         SECTION 3.06.    WAIVER OF JURY TRIAL.    EACH SUBSIDIARY GUARANTOR
HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 3.07. WAIVER OF SOVEREIGN IMMUNITY. TO THE EXTENT THAT ANY SUBSIDIARY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY DO SO, SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AGREES, TO THE FULLEST EXTENT IT MAY LEGALLY DO SO, THAT THE WAIVERS SET FORTH IN THIS SECTION 3.07 SHALL HAVE THE FULLEST SCOPE PERMITTED UNDER THE FOREIGN SOVEREIGN IMMUNITIES ACT OF 1976 OF THE UNITED STATES AND ARE INTENDED TO BE IRREVOCABLE FOR PURPOSES OF SUCH ACT.

         SECTION 3.08.    Successors and Assigns.

                 (a) All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Subsidiary Guarantor may assign or transfer any of its rights or obligations under this Agreement.

                 (b) Any Subsidiary may become a party hereto and a Subsidiary Guarantor hereunder, without any further action by any other party, by executing and delivering a counterpart hereof to the Agent.

         SECTION 3.09. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, and all of which taken together shall constitute a single instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 3.10. Judgment Currency. Each Non-U.S. Guarantor agrees to indemnify the Agent and each Bank against any loss incurred by it as a result of any judgment or order being given or made and expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which the Agent or such Bank on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by the Agent or such Bank. The foregoing indemnity shall constitute a separate and independent obligation of each Non-U.S. Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, United States dollars.

         SECTION 3.11. Existence. Each Subsidiary Guarantor agrees to maintain its existence except as permitted by Section 5.02 of the Credit Agreement.

         SECTION 3.12. Taxes. (a) Any and all payments by any Subsidiary Guarantor hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges and withholdings, and all liabilities with respect thereto, excluding (i) in the case of the Agent, each Co-Agent and each Bank, United States federal income taxes and, without duplication, any taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which the Agent, such Co-Agent or such Bank, as the case may be, is organized or any political subdivision thereof and (ii) in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Subsidiary Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Bank, any Co-Agent or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.12) such Bank, such Co-Agent or the Agent (as the case may
be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Subsidiary Guarantor shall make such deductions and (iii) such Subsidiary Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) Each Subsidiary Guarantor will indemnify each Bank, each Co-Agent and the Agent for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this
Section 3.12) paid by such Bank, such Co-Agent or the Agent (as the case may
be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. Payments under any indemnification provided for in this
Section 3.12(b) shall be made within 30 days from the date such Bank, such Co-Agent or the Agent (as the case may be) makes written demand therefor.

         (c) Within 30 days after the date of any payment of Taxes by a Subsidiary Guarantor, such Subsidiary Guarantor will furnish to the Agent, at its address referred to in Section 9.01 of the Credit Agreement, the original or a certified copy of a receipt evidencing payment thereof. Should any Bank, any Co-Agent or the Agent ever receive any refund, credit or deduction from any taxing authority to which such Bank, such Co-Agent or the Agent, as the case may be, would not be entitled but for the payment by a Subsidiary Guarantor of Taxes as required by this Section 3.12 (it being understood that the decision as to whether or not to claim, and if claimed, as to the amount of any such refund, credit or deduction shall be made by such Bank, such Co-Agent or the Agent, as the case may be, in its sole discretion), such Bank, such Co-Agent or the Agent, as the case may be, thereupon shall repay to such Subsidiary Guarantor an amount with respect to such refund, credit or deduction equal to any net reduction in taxes actually obtained by such Bank, such Co-Agent or the Agent, as the case may be, and reasonably determined by such Bank, such Co-Agent or the Agent, as the case may be, to be attributable to such refund, credit or deduction.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

                                        SUBSIDIARY GUARANTORS:

                                        UNION TEXAS PETROLEUM ENERGY CORPORATION



                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                             UNION TEXAS PRODUCTS CORPORATION


                                             By: _______________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                             UNION TEXAS EAST KALIMANTAN LIMITED


                                             By: _______________________________
                                             Name: _____________________________
                                             Title: ____________________________


                                             UNION TEXAS INTERNATIONAL
                                             CORPORATION


                                             By: _______________________________
                                             Name: _____________________________
                                             Title: ____________________________


                                             UNISTAR, INC.


                                             By: _______________________________
                                             Name: _____________________________
                                             Title: ____________________________


                                             AGENT:

                                             NATIONSBANK OF TEXAS, N.A., as
                                             Agent


                                             By: _______________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                                                       EXHIBIT C

                           OPINION OF GENERAL COUNSEL

                                 April 24, 1995


To the Banks and the Agent
 Referred to Below
c/o NationsBank of Texas, N.A., as Agent
700 Louisiana Street
Houston, Texas 77002

Dear Sirs:

                 I am General Counsel, Vice President-Administration, and Secretary of Union Texas Petroleum Holdings, Inc., a Delaware corporation (the "Company"), and have acted as counsel (i) for the Company in connection with the Credit Agreement dated as of April 24, 1995 (the "Credit Agreement") among the Company, the Banks and Co-Agents listed on the signature pages thereof and NationsBank of Texas, N.A., as Agent (the "Agent"), and (ii) for Union Texas Petroleum Energy Corporation, a Delaware corporation, Union Texas International Corporation, a Delaware corporation, Unistar, Inc., a Delaware corporation, Union Texas East Kalimantan Limited, a Bahamian corporation, and Union Texas Products Corporation, a Delaware corporation (collectively, the "Subsidiary Guarantors" and together with the Company, the "Obligors"), in connection with the Subsidiary Guaranty Agreement dated as of April 24, 1995 (the "Subsidiary Guaranty Agreement") among the Subsidiary Guarantors and the Agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

                 In connection with the opinions expressed below, I have examined or caused to be examined executed counterparts of the following (collectively, the "Financing Documents"):

                 (a)      the Credit Agreement,

                 (b)      the Subsidiary Guaranty Agreement, and

                 (c) twenty four (24) promissory notes, each substantially in the form of Exhibit A to the Credit Agreement, one payable to each Bank.

                 I have also examined or caused to be examined originals or copies, certified or otherwise identified to my satisfaction, of such other instruments, documents and records as I deemed necessary to express the opinions hereinafter set forth. To the extent relevant to my opinion, I have assumed, without independent verification, (i) the

To the Banks and the Agent
 Referred to Below
c/o NationsBank of Texas, N.A. as Agent
April 24, 1995
Page 2


due execution and delivery of each Financing Document by each party thereto (other than the Obligors), (ii) the genuineness of all signatures on all documents submitted to me, (iii) that each party (other than the Obligors) to each of the Financing Documents is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has full power and authority to enter into and to carry out its obligations under such Financing Documents, (iv) that the execution and delivery of each of the Financing Documents by each party thereto (other than the Obligors) and the performance of its obligations under such Financing Documents have been duly authorized by all necessary proceedings and actions, (v) that each of the Financing Documents is the legal, valid and binding obligation of each party thereto (other than the Obligors), enforceable against such party in accordance with the terms of such Financing Documents, subject to limitations of the types described in the opinion of Andrews & Kurth L.L.P. delivered to you pursuant to the Financing Documents, and (vi) the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies. I have relied, to the extent that I deem such reliance proper, upon certificates of officers of one or more of the Obligors and of governmental officials as to matters of fact not independently established by me.

                 For purposes of the opinion set forth in paragraph 2 below, I have (i) relied on the opinion of Andrews & Kurth L.L.P. with respect to the agreements and instruments identified on Schedule I thereto, and (ii) examined or caused to be examined each other agreement or other instrument binding upon any Obligor, a breach of or default under which would, in my judgment, have a material adverse effect upon the Company and its Subsidiaries taken as a whole. As to other agreements and instruments, I have not undertaken such a review for purposes of this opinion, given the volume of such documents and given the fact that by virtue of the character of such documents and the historical practices of the Company with respect thereto, I have no reason to believe that a breach of or default under any such document would arise by virtue of the execution, delivery and performance of the Financing Documents.

                 Based on the foregoing and subject to the qualifications and limitations set forth below, I am of the opinion that:

                 1. Each of the Obligors has all material governmental licenses, authorizations, consents and approvals required to own its assets and to carry on its business as now conducted.

To the Banks and the Agent
 Referred to Below
c/o NationsBank of Texas, N.A. as Agent
April 24, 1995
Page 3


                 2. To the best of my knowledge, the execution, delivery and performance by each Obligor of each Financing Document to which it is a party do not constitute a breach of or default under, or result in the creation or imposition of any Lien on any material asset of the Company or any Subsidiary under, any provision of any instrument or agreement evidencing or governing Debt binding upon such Obligor or any other material agreement, judgment, injunction, order, decree or other instrument binding upon such Obligor. However, please be advised that the Company currently has an aggregate $300 million principal amount of its senior notes outstanding (individually referred to as the $100 million 8.25% Senior Notes due 1999, the $125 million 8 3/8% Senior Notes due 2005 and the $75 million 8 1/2% Seniior Notes due 2007, and collectively referred to as the "Senior Notes"), and that the sum of the Senior Notes, the Commitments and the commitments under the Other Credit Agreement equals $850 million, while the total amount of debt permitted under Section 5.05(a) of the Credit Agreement and the Other Credit Agreement may not exceed $775 million.

                 3. To the best of my knowledge, there is no action, suit or proceeding pending against, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties or interests, at law or in admiralty or equity, before any court or arbitrator or any governmental body, agency or official, foreign or domestic, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, financial position or results of operations of the Company and its Subsidiaries, taken as a whole, or which in any manner draws into question the validity of any Financing Document.

                 My opinions in paragraph 1 are rendered only with respect to the constitutions, laws, rules and regulations which are currently in effect and applicable court rulings and orders which have been published and are generally available. In addition, the foregoing opinions are rendered only as of the date hereof, and I disclaim any obligation to advise you of changes thereafter.

                 I am a member of the bar of the State of Texas only, and this opinion is limited in all respects to the laws of the State of Texas, the General Corporation Law of Delaware and federal law of the United States of America, and, to the limited extent described below, the laws of The Commonwealth of The Bahamas and The Republic of Indonesia. In rendering certain of the opinions expressed above, I have relied, with your approval, upon an opinion, dated the date hereof, of Andrews & Kurth L.L.P., a copy of which has been furnished to you. My opinion in paragraph 1 addresses, with respect to Union Texas East Kalimantan Limited, the laws of The Commonwealth of

To the Banks and the Agent
 Referred to Below
c/o NationsBank of Texas, N.A. as Agent
April 24, 1995
Page 4


The Bahamas and The Republic of Indonesia and such opinion with respect to such laws is, with your permission and without independent investigation, given solely in reliance upon and limited in scope to the opinions of Graham, Thompson & Co. and Mochtar, Karuwin & Komar, respectively, copies of which have been furnished to you, and my opinion incorporates by reference all qualifications, exceptions and limitations set forth therein.

                 This opinion is for the benefit of and may be relied upon by the Banks, the Agent, the Co-Agents, their respective successors and assigns, their respective counsel and Participants in connection with the transactions contemplated by the Credit Agreement. Otherwise, this opinion may not be used, published, circulated or relied upon by any other Person for any purpose without my prior written consent.

                                        Very truly yours,


                                        Newton W. Wilson, III

                                                                       EXHIBIT D

                       OPINION OF ANDREWS & KURTH L.L.P.

                                 April 24, 1995


To the Banks and the Agent
 Referred to Below
c/o NationsBank of Texas, N.A., as Agent
700 Louisiana Street
Houston, Texas 77002

Dear Sirs:

                 We have acted as special counsel (i) to Union Texas Petroleum Holdings, Inc., a Delaware corporation (the "Company"), in connection with the Credit Agreement dated as of April 24, 1995 (the "Credit Agreement") among the Company, the Banks and Co-Agents listed on the signature pages thereof and NationsBank of Texas, N.A., as Agent (the "Agent"), and (ii) to Union Texas Petroleum Energy Corporation, a Delaware corporation, Union Texas International Corporation, a Delaware corporation, Unistar, Inc., a Delaware corporation, Union Texas East Kalimantan Limited, a Bahamian corporation, and Union Texas Products Corporation, a Delaware corporation (collectively, the "Subsidiary Guarantors" and together with the Company, the "Obligors"), in connection with the Subsidiary Guaranty Agreement dated as of April 24, 1995 (the "Subsidiary Guaranty Agreement") among the Subsidiary Guarantors and the Agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

                 In connection with the opinions expressed below, we have examined executed counterparts of the following (collectively, the "Financing Documents"):

                 (a)      the Credit Agreement,

                 (b)      the Subsidiary Guaranty Agreement, and

                 (c) twenty four (24) promissory notes, each substantially in the form of Exhibit A to the Credit Agreement, one payable to each Bank (collectively, the "Notes").

                 We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other instruments, documents and records as we deemed necessary to express the opinions hereinafter set forth. To the extent relevant to our opinion, we have assumed, without independent verification, (i) the due execution and delivery of each Financing Document by each party thereto (other than the

To the Banks and the Agent
 Referred to Below
c/o NationsBank of Texas, N.A. as Agent
April 24, 1995
Page 2


Obligors), (ii) the genuineness of all signatures on all documents submitted to us, (iii) that each party (other than the Obligors) to each of the Financing Documents is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has full power and authority to enter into and to carry out its obligations under such Financing Documents,
(iv) that the execution and delivery of each of the Financing Documents by each party thereto (other than the Obligors) and the performance of its obligations under such Financing Documents have been duly authorized by all necessary proceedings and actions, (v) that each of the Financing Documents is the legal, valid and binding obligation of each party thereto (other than the Obligors) enforceable against such party in accordance with the terms of such Financing Documents, subject to limitations of the types described herein, and (vi) the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies. We have relied, to the extent that we deem such reliance proper, upon certificates of officers of one or more of the Obligors and of governmental officials as to matters of fact not independently established by us. We have also examined the representations and warranties of the Company contained in the Credit Agreement and have relied, to the extent we deem such reliance proper, upon the relevant facts stated therein.

                 Based on the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that:

                 1.       (a)     Each of the Obligors is a corporation duly
incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate power and authority required to own its assets and to carry on its business as now conducted.

                 (b) The execution, delivery and performance by each Obligor of each Financing Document to which it is a party will not violate the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940 or the Interstate Commerce Act.

                 2. The execution, delivery and performance by each Obligor of each Financing Document to which it is a party are within such Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not constitute a breach or default under, any provision of applicable law or regulation known to us after reasonable inquiry or the certificate of incorporation or bylaws of such Obligor.

To the Banks and the Agent
 Referred to Below
c/o NationsBank of Texas, N.A. as Agent
April 24, 1995
Page 3


                 3. To the best of our knowledge, the execution, delivery and performance by each Obligor of each Financing Document to which it is a party do not constitute a breach of or default under, or result in the creation or imposition of any Lien on any material asset of the Company or any Subsidiary under, any provision of the instruments and agreements identified in
Schedule I hereto. However, please be advised that the Company currently has an aggregate $300 million principal amount of its senior notes outstanding (individually referred to as the $100 million 8.25% Senior Notes due 1999, the $125 million 8 3/8% Senior Notes due 2005 and the $75 million 8 1/2% Senior Notes due 2007, and collectively referred to as the "Senior Notes"), and that the sum of the Senior Notes, the Commitments and the commitments under the Other Credit Agreement equals $850 million, while the total amount of debt permitted under Section 5.05(a) of the Credit Agreement and the Other Credit Agreement may not exceed $775 million.

                 4. No authorization, consent or approval of any governmental body, agency or official is required in connection with the execution, delivery or performance by any Obligor of any of the Financing Documents to which it is a party.

                 5.       (a)     The Credit Agreement and the Notes have been
duly executed and delivered by the Company, and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

                 (b) The Subsidiary Guaranty Agreement has been duly executed and delivered by each of the Subsidiary Guarantors, and constitutes a legal, valid and binding obligation of each of the Subsidiary Guarantors, enforceable against each of the Subsidiary Guarantors in accordance with its terms.

                 6. If all material facts (as we understand them) and issues of law were presented and properly argued, a Texas court or a federal court sitting in the State of Texas and applying the laws of the State of Texas should hold that the consent by the Company in Section 9.09 of the Credit Agreement, and by each Subsidiary Guarantor in Section 3.05 of the Subsidiary Guaranty Agreement, to the non-exclusive personal jurisdiction of the courts of the State of Texas and of any federal court located in the State of Texas is valid. In this regard we call to your attention that such consents to non-exclusive jurisdiction are not effective to (1) confer subject matter jurisdiction that does not otherwise exist in such court or (2) establish diversity jurisdiction that does not otherwise exist in an action brought in federal court.

To the Banks and the Agent
 Referred to Below
c/o NationsBank of Texas, N.A. as Agent
April 24, 1995
Page 4


                 7. Neither the execution, delivery and performance by any Obligor of the Financing Documents to which it is a party, nor the use of the proceeds of the Loans in accordance with Section 5.09 of the Credit Agreement, will violate the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

                 The opinions set forth above are subject to the following additional assumptions, limitations and qualifications:

                 (a) Our opinions with respect to the enforceability of the Financing Documents are subject to the qualification that such enforceability may be (i) limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting the rights of creditors generally, (ii) subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and (iii) limited by the power of a court to award damages in lieu of equitable remedies (including specific performance or injunctive relief) or otherwise to refuse to grant a particular remedy sought by the parties to the Financing Documents.

                 (b) We express no opinion herein as to (1) the right of any Bank to set-off against funds held in any special account maintained by the Company with such Bank or which are otherwise subject to special agreement between the Company and such Bank; (2) whether the provisions of the Credit Agreement which permit the Agent, the Co-Agents or any Bank to take action or make determinations may be subject to a requirement that such action be taken or such determination be made in good faith; (3) whether the holder of a Note may, under certain circumstances, be called upon to prove the outstanding principal amount of the loans evidenced thereby; (4) the effect of the law of any jurisdiction (other than Texas) wherein any Bank may be located which limits rates of interest which may be charged or collected by such Bank; and
(5) the enforceability of any provision in the Financing Documents that purports to (i) require indemnification for the negligence or wilful misconduct of the indemnitee or to otherwise require any Obligor to provide indemnification to the extent the same may be in conflict with public policy,
(ii) limit the effect of any delay or omission of enforcement of rights or remedies or any course of performance or course of dealing between the parties,
(iii) create an agreement to agree, (iv) fix evidentiary standards or venue of any proceeding, (v) waive rights to a trial by jury, or (vi) waive rights to notices, legal defenses or other benefits that cannot, as a matter of law, be effectively waived.

To the Banks and the Agent
 Referred to Below
c/o NationsBank of Texas, N.A. as Agent
April 24, 1995
Page 5



                 (c) Whenever this opinion states the existence or absence of any fact to the best of our knowledge, such statement is intended to convey that, during the course of our representation of the Obligors with respect to matters addressed herein, no information has come to our attention which has given us actual knowledge of facts contrary to the statements so expressed herein.

                 (d) In rendering our opinions in paragraph 1 we have relied upon the description of the properties, assets and businesses of the Obligors set forth in the Report on Form 10-K for the year ended December 31, 1994, filed by the Company with the Securities and Exchange Commission.

                 (e) In rendering the opinions in paragraphs 2 and 5, we have assumed that (i) there are no fees, points, premiums or other sums contracted for, charged to or paid or to be paid by the Company to the Banks on account of the transactions described in the Credit Agreement other than those described in the Credit Agreement and those described in the letters of even date herewith from the Agent to us and (ii) the parties to the Financing Documents will comply strictly with the precise terms of the Financing Documents, including, without limitation, the usury savings clauses set forth therein with respect to any consideration contemplated by the Financing Documents that will constitute interest under Texas law.

                 (f) In rendering our opinions in paragraph 7 we have assumed that the representations of the Company and the Banks set forth in Sections 4.12 and 9.07, respectively, of the Credit Agreement will be true and correct at all times.

                 (g) The foregoing opinions are rendered only with respect to the constitutions, laws, rules and regulations which are currently in effect and applicable court rulings and orders which have been published and are generally available. In addition, the foregoing opinions are rendered only as of the date hereof, and we disclaim any obligation to advise you of changes thereafter.

                 This opinion is limited in all respects to the laws of the State of Texas, the General Corporation Law of Delaware and federal law of the United States of America, and, to the limited extent described below, the laws of The Commonwealth of The Bahamas and The Republic of Indonesia. Insofar as our opinion relates to the laws of The Commonwealth of The Bahamas and The Republic of Indonesia it is, with your permission and without independent investigation, given solely in reliance upon and limited in scope to the opinions of Graham, Thompson & Co. and Mochtar, Karuwin & Komar, respectively, copies of which have been furnished to you, and our

To the Banks and the Agent
 Referred to Below
c/o NationsBank of Texas, N.A. as Agent
April 24, 1995
Page 6


opinion incorporates by reference all qualifications, exceptions and limitations set forth therein.

                 This opinion is for the benefit of and may be relied upon by the Banks, the Agent, the Co-Agents, their respective successors and assigns, their respective counsel and Participants in connection with the transactions contemplated by the Credit Agreement and may be relied upon by Newton W. Wilson, III, General Counsel of the Company, in rendering his opinion to the Banks and the Agent in connection with such transactions. Otherwise, this opinion may not be used, published, circulated or relied upon by any other Person for any purpose without our written consent.

                                                 Very truly yours,


                                                 ANDREWS & KURTH L.L.P.

                                   SCHEDULE I

I.     UNION TEXAS PETROLEUM HOLDINGS, INC. ("UTPH")

       A. Indenture dated as of November 15, 1992 between UTPH, the guarantors named therein, and State Street Bank and Trust Company, as trustee, relating to the $100,000,000 8.25% Senior Notes due November 15, 1999 issued by UTPH.

       B. Indenture dated as of March 15, 1995 between UTPH, the guarantors named therein, and The First National Bank of Chicago, as trustee, relating to the $125,000,000 8 3/8% Senior Notes due 2005 issued by UTPH and the $75,000,000 8 1/2% Senior Notes due 2007 issued by UTPH.

       C. $450,000,000 Amended and Restated Credit Agreement dated as of May 13, 1994 among UTPH, the Banks and Co-Agents listed on the signature pages thereof and NationsBank of Texas, N.A., as Agent, as amended by the First Amendment Agreement dated as of November 21, 1994, the Second Amendment Agreement dated as of January 31, 1995 and the Third Amendment Agreement dated as of April 24, 1995.

       D. $100,000,000 Credit Agreement dated as of April 24, 1995 among UTPH, the Banks and Co-Agents listed on the signature pages thereof and NationsBank of Texas, N.A., as Agent.

II.    UNION TEXAS PAKISTAN, INC. ("UT PAKISTAN")

       A. Finance Agreement dated as of December 20, 1988 between UT Pakistan and Overseas Private Investment Corporation ("OPIC").

       B. Issuing and Paying Agency Agreement dated as of December 20, 1988 among First Trust New York National Association (as successor to Morgan Guaranty Trust Company of New York), as issuing and paying agent, OPIC, and UT Pakistan, relating to the Promissory Note dated December 20, 1988 issued by UT Pakistan to Liberty U.S. Government Money Market Trust in the original principal amount of US$21,250,000.

       C. Guaranty Agreement dated as of December 20, 1988 between UTPH and OPIC.

       D. Deed of Floating Charge dated December 20, 1988 by UT Pakistan in favor of OPIC.

III.   UNISTAR, INC. ("UNISTAR") AND UNIMAR COMPANY ("UNIMAR")

       A. Amended and Restated Agreement of General Partnership of Unimar entered into as of September 11, 1990.

       B. Indenture dated as of September 25, 1984 between Unimar and Irving Trust Company, as trustee, relating to 14,077,747 Indonesian Participating Units, as supplemented by the First Supplemental Indenture dated as of October 31, 1986 between such parties.

       C. Shareholders Agreement dated as of September 11, 1990 among UTPH, Unistar, Ultramar America Limited, Ultramar Indonesia Limited and Ultrastar, Inc.

       D. Second Shareholders Agreement dated as of August 26, 1993 among UTPH, Unistar, LASMO America Limited, LASMO Sanga Sanga Limited and LASMO (USTAR) Inc. (formerly Ultrastar, Inc.)

IV.    UNION TEXAS EAST KALIMANTAN LIMITED ("UTEK")

       A.     Production Sharing Contract and related Agreements.

       1. Amended and Restated Production Sharing Contract dated April 23, 1990, but effective as of August 8, 1968 among Perusahaan Pertambangan Minyak Dan Gas Bumi Negara ("Pertamina"), and Roy M. Huffington, Inc., Virginia Indonesia Company, Virginia International Company, Ultramar Indonesia Limited, Union Texas East Kalimantan Limited, Universe Gas & Oil Company, Inc. and Huffington Corporation (all such parties and their predecessors and successors in interest are herein collectively referred to as the "IJV Contractors"), and Production Sharing Contract dated April 23, 1990, but effective as of August 8, 1998 among Pertamina and the IJV Contractors.

       2. Joint Venture Agreement effective as of August 8, 1968 by and between Roy M. Huffington, Inc., Virginia International Company, Austral Petroleum Gas Corporation, Golden Eagle Indonesia Limited and Union Texas Far East Corporation, as amended by a Settlement Agreement dated as of January 16, 1976 among these parties and Universe Tankships, Inc., an Agreement dated as of October 1, 1979 among Roy M. Huffington, Inc., Virginia International Company, Austral Petroleum Gas Corporation, Golden Eagle Indonesia Limited, Universe Tankships, Inc. and Union Texas Far East Corporation and a Letter dated October 1, 1979 from Roy M. Huffington, Inc. to Virginia International Company, Austral Petroleum Gas Corporation, Golden Eagle Indonesia Limited, Universe Tankships, Inc. and Union Texas Far East Corporation.

       3. Operating Agreement dated as of August 8, 1968 between Roy M. Huffington, Inc., as operator, and Union Texas Far East Corporation, Golden Eagle Indonesia Limited, Virginia International Company and Austral Petroleum Gas Corporation, as non-operators, as amended by a letter agreement effective September 15, 1973 among these parties and an Amendment to Operating Agreement dated as of April 1, 1990 among Roy M. Huffington, Inc., Ultramar Indonesia Limited, Virginia Indonesia Company, Virginia International Company, Union Texas East Kalimantan Limited, and Universe Gas & Oil Company, Inc. and a Letter dated February 8, 1990 from the IJV Contractors to Pertamina.

       4. Amended and Restated Bontang Processing Agreement dated as of February 9, 1988 among Pertamina, the IJV Contractors, Total Indonesie, Indonesia Petroleum, Ltd., Unocal Indonesia, Ltd., and P. T. Badak.

       B.     Supply Agreements.

       1. Amended and Restated Supply Agreement (In support of the Amended and Restated 1973 LNG Sales Contract) dated September 22, 1993, but effective as of December 3, 1973, between Pertamina and the IJV Contractors.

       2. Supply Agreement for Badak LNG Expansion Project dated as of April 14, 1981 among Pertamina and the IJV Contractors, as supplemented by the Memorandum of Understanding dated as of April 14, 1981 among Pertamina, the IJV Contractors, Total Indonesie, and Union Oil Company of Indonesia, and the Supplemental Memorandum dated August 24, 1983 among Pertamina and the IJV Contractors and as amended by the Memorandum dated December 1, 1988 among Pertamina and the IJV Contractors.

       3. Badak III LNG Sales Contract Supply Agreement executed October 19, 1987, but effective as of March 19, 1987 among Pertamina and the IJV Contractors, as supplemented by the Supplemental Memorandum dated as of January 1, 1990 among Pertamina and the IJV Contractors.

       4. Amended and Restated Second Supply Agreement for Excess Sales (Quantities In Kind and LNG Amounts Under Amended and Restated Invoice Settlement Agreements) dated as of January 19, 1990, but effective December 1, 1988, among Pertamina and the IJV Contractors, as supplemented by the Supplemental Memorandum dated as of January 1, 1990 among Pertamina and the IJV Contractors.

       5. Badak IV LNG Sales Contract Supply Agreement dated as of August 12, 1991, but effective as of October 23, 1990, among Pertamina and the IJV Contractors, as supplemented by the Memorandum of Understanding Re: Supply Agreements and Package IV Sales dated as of August 12, 1991, but effective as of July 1, 1990, and the Supplemental Memorandum of Understanding dated as of January 31, 1994, but effective as of July 1, 1990, each among Pertamina, the IJV Contractors, Total Indonesie, Unocal Indonesia, Ltd., and Indonesia Petroleum, Ltd., and the Addendum to Badak IV LNG Sales Contract Supply Agreement dated as of January 31, 1994, but effective as of October 23, 1990 among Pertamina and the IJV Contractors.

       C.     Miscellaneous Agreements.

       1. Amended and Restated Bontang II Trustee and Paying Agent Agreement dated as of July 15, 1991 among the IJV Contractors, Pertamina, Total Indonesie, Unocal Indonesia, Ltd., and Indonesia Petroleum Ltd., and Continental Bank International ("CBI"), as trustee.

       2. Amended and Restated Debt Service Allocation Agreement dated as of February 9, 1988 among Pertamina, the IJV Contractors, Total Indonesie, Indonesia Petroleum, Ltd. and Unocal Indonesia, Ltd.

       3. Amended and Restated Badak Trustee and Paying Agent Agreement dated as of February 9, 1988 among Pertamina, the IJV Contractors, Total Indonesie, Unocal Indonesia, Ltd., Indonesia Petroleum, Ltd., and CBI, as trustee ("Bontang I Trustee").

       D.     Bontang Capital Project Financing Tier III-2.

       1. Producers Agreement No. 2 dated as of June 9, 1987 among the IJV Contractors, the lenders named therein, and The Industrial Bank of Japan Trust Company ("IBJ Trust"), as agent for such lenders, as amended by the Amendment No. 1 to Producers Agreement No. 2 dated as of February 9, 1988 and Amendment No. 2 to Producers Agreement No. 2 dated as of May 31, 1988, each among the IJV Contractors, the lenders named therein, and IBJ Trust, as agent for such lenders.

       2. Bontang Capital Projects Loan Agreement No. 2 dated as of June 9, 1987 among the Bontang I Trustee, the lenders named therein, and IBJ Trust, as agent for such lenders, as amended by the Amendment No. 1 to Bontang Capital Projects Loan Agreement No. 2 dated as of February 9, 1988 among the Bontang I Trustee, the lenders named therein, and IBJ Trust, as agent for such lenders.

       E.     Train E Financing.

       1. Bontang III Producers Agreement dated as of February 9, 1988 among Pertamina, the IJV Contractors, Total Indonesie, Indonesia Petroleum, Ltd., and Unocal Indonesia, Ltd. in favor of Train-E Finance Co., Ltd., as Tranche A Lender, the banks named therein as Tranche B Lenders and IBJ Trust as Agent for such Tranche B Lenders, as amended by Amendment No. 1 dated as of May 31, 1988 among Pertamina, the IJV Contractors, Total Indonesie, Indonesia Petroleum, Ltd., and Unocal Indonesia, Ltd. in favor of Train-E Finance Co., Ltd., as Tranche A Lender, the banks named therein as Tranche B Lenders and IBJ Trust as Agent for such Tranche B Lenders.

       2. Bontang III Trustee and Paying Agent Agreement dated as of February 9, 1988 among Pertamina, the IJV Contractors, Total Indonesie, Indonesia Petroleum, Ltd., Unocal Indonesia, Ltd. and CBI, as trustee (the "Bontang III Trustee"), as amended by Amendment No.1 dated as of December 11, 1992 among Pertamina, the IJV Contractors, Total Indonesie, Indonesia Petroleum, Ltd., Unocal Indonesia, Ltd. and the Bontang III Trustee.

       3. Amended and Restated Bontang Excess Sales Trustee and Paying Agent Agreement dated as of February 9, 1988 among Pertamina, the IJV Contractors, Total Indonesie, Indonesia Petroleum, Ltd., Unocal Indonesia, Ltd. and CBI, as trustee.

       4. Bontang III Loan Agreement dated as of February 9, 1988 among the Bontang III Trustee, Train-E Finance Co., Ltd., as Tranche A Lender, the banks named therein as Lead Managers and Tranche B Lenders and IBJ Trust as Agent for such Tranche B Lenders.

       F.     LPG Financing.

       1. Amended and Restated Bontang LPG Trustee and Paying Agent Agreement dated as of December 31, 1991 among Pertamina, the IJV Contractors, Total Indonesie, Indonesia Petroleum, Ltd., Unocal Indonesia, Ltd. and CBI, as trustee.


       2. Advance Payment Agreement dated as of February 18, 1987 between Pertamina and Arun Bontang Project Finance Co., Ltd.

       G.     Train F Financing.

       1. Bontang IV Producers Agreement dated as of August 26, 1991 among Pertamina, the IJV Contractors, Total Indonesie, Indonesia Petroleum, Ltd., and Unocal Indonesia, Ltd. in favor of the lenders named therein and The Chase Manhattan Bank, N.A. as agent for such lenders.

       2. Bontang IV Trustee and Paying Agent Agreement dated as of August 26, 1991 among Pertamina, the IJV Contractors, Total Indonesie, Indonesia Petroleum, Ltd., Unocal Indonesia, Ltd. and CBI, as trustee (the "Bontang IV Trustee").

       3. Bontang IV Loan Agreement dated as of August 26, 1991 among the Bontang IV Trustee, the lenders named therein and The Chase Manhattan Bank, N.A. as agent for such lenders.

                                                                       EXHIBIT E

                    OPINION OF SPECIAL COUNSEL TO THE AGENT

                                 April 24, 1995



To NationsBank of Texas, N.A., as Agent, and to each of the Banks referred to below

Ladies and Gentlemen:

We have acted as special counsel to NationsBank of Texas, N.A., acting for itself and as Agent, in connection with the preparation, execution and delivery of the Credit Agreement dated as of April 24, 1995 (the "Credit Agreement") among Union Texas Petroleum Holdings, Inc., a Delaware corporation (the "Company"), the banks listed on the signature pages thereof (the "Banks"), NationsBank of Texas, N.A., as Agent (the "Agent"), and the Co-Agents. Capitalized terms defined in the Credit Agreement and not defined herein are used herein as therein defined.

In that connection, we have examined counterparts of the Credit Agreement executed by the Agent and the Company respectively and the following documents:

       (1)    The Notes delivered to the Agent on the date hereof.

       (2) The Subsidiary Guaranty Agreement delivered to the Agent on the date hereof.

       (3) The legal opinions delivered to the Agent pursuant to Sections 3.01(d), 3.01(e) and 3.01(g) of the Credit Agreement.

In our examination of the documents referred to above, we have assumed the authenticity of all such documents submitted to us as originals, the genuineness of all signatures and the conformity to the originals of all such documents submitted to us as copies. We have also assumed the accuracy of all matters set forth in the certificates delivered to the Agent on the date hereof in connection with the Credit Agreement and assumed that each of Company, the Banks, the Agent and the Co-Agents has duly executed and delivered, with all necessary power and authority (corporate and otherwise), the Credit Agreement, that the Company has duly executed and delivered, with all necessary power and authority (corporate and otherwise), the respective Notes, and that each of the Required Guarantors and the Agent has duly executed and delivered, with all necessary power and authority (corporate and otherwise), the Subsidiary Guaranty Agreement. We have also assumed that no Bank has requested multiple Notes pursuant to Section 2.05(b) of the Credit Agreement.

To the Banks and the Agent
 Referred to Below
c/o NationsBank of Texas, N.A. as Agent
April 24, 1995
Page 2



Based upon the foregoing examination of documents and assumptions and upon such other investigation as we have deemed necessary, we are of the opinion that the documents referred to in items (1), (2) and (3) above are substantially responsive to the requirements of the Credit Agreement.

This opinion is delivered to you only in connection with the transactions contemplated by the Credit Agreement, and may not be quoted, circulated or published, in whole or in part, or furnished to any Person, other than your respective successors and assigns and Participants, without our written consent.

                                                  Very truly yours,



                                                  Bracewell & Patterson, L.L.P.

                                                                       EXHIBIT F

                      ASSIGNMENT AND ASSUMPTION AGREEMENT


              AGREEMENT dated as of _____________, 19__ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), [Union Texas Petroleum Holdings, Inc. (the "Company")] and NationsBank of Texas, N.A., as Agent (the "Agent").

                              W I T N E S S E T H:

              WHEREAS, this Assignment and Assumption Agreement (this "Agreement") relates to the Credit Agreement dated as of April 24, 1995 among the Company, the Banks (including Assignor) and Co-Agents parties thereto and the Agent (such Credit Agreement, as amended from time to time, is hereinafter referred to as the "Credit Agreement");

              WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans in an aggregate principal amount at any time outstanding not to exceed $____________;

              WHEREAS, Loans made by the Assignor under the Credit Agreement in the aggregate principal amount of $_____________ are outstanding at the date hereof; and

              WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

              NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

              SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

              SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee[, the Company] and the Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof, (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount plus the amount of the Commitment, if any, of the Assignee immediately prior to the effectiveness of this Agreement, and
(ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by an amount equal to the Assigned Amount, and the Assignor shall, as of the date hereof, be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor. The Assignor hereby certifies that after giving effect to this Agreement, the Assignor will be in compliance with the last sentence of Section 9.06(c) of the Credit Agreement. [The Assignor and the Assignee hereby certify that the Assignee is [an affiliate of the Assignor/another Bank,] and accordingly, the Company's consent hereto is not required.]

              SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds an amount equal to $__________*. It is understood that commitment and/or facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party. As contemplated by Section 9.06(c) of the Credit Agreement, the Assignor agrees to pay to the Agent for its account on the date hereof in Federal funds an amount equal to $2,500 as an administrative fee for processing this Agreement less any administrative processing fee paid to the Agent on the date hereof under Section 9.06(c) of the Other Credit Agreement as a result of the contemporaneous assignment to the Assignee made by the Assignor under the Other Credit Agreement pursuant to the second proviso to the first sentence of
Section 9.06(c) of the Credit Agreement.

              SECTION 4. Consent. This Agreement is conditioned upon the consent of [the Company and] the Agent pursuant to Section 9.06(c) of the Credit Agreement. The execution of this Agreement by [the Company and] the Agent is evidence of this consent. Pursuant to Section 9.06(c) the Company agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.





__________________________________

     * Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

              SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Company or any other Obligor, the validity and enforceability of the obligations of the Company or any other Obligor in respect of the Credit Agreement, any Note or the Subsidiary Guaranty Agreement or the accuracy of any Engineering Report. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Company and the other Obligors, the Engineering Reports and other relevant matters.

              SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

              SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

              SECTION 8. Representation and Agreement. The Assignee represents that it is either (i) a corporation, association or other entity organized under the laws of the United States or any state thereof or (ii) entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to the Credit Agreement or the Notes. If the Assignee is not organized under the laws of the United States or any state thereof, it agrees to provide to the Company and the Agent, on or prior to the date of this Agreement, two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that the Assignee is entitled to receive payments from the Company under the Credit Agreement and the Notes without deduction or withholding of any United States federal income taxes.

              IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                                   [ASSIGNOR]


                                                   By: _________________________
                                                   Name: _______________________
                                                   Title: ______________________

                                   [ASSIGNEE]

                                   By: __________________________________
                                   Name: ________________________________
                                   Title: _______________________________


                                   [UNION TEXAS PETROLEUM HOLDINGS, INC.
                                   By: __________________________________
                                   Name: ________________________________
                                   Title: _______________________________]


                                   NATIONSBANK OF TEXAS, N.A., as Agent

                                   By: __________________________________
                                   Name: ________________________________
                                   Title: _______________________________

                                                                     EXHIBIT G-1

                     OPINION OF SPECIAL INDONESIAN COUNSEL

                                 April 24, 1995


To the Banks and the Agent
  Referred to Below
c/o NationsBank of Texas, N.A. as Agent
700 Louisiana Street
Houston, Texas  77002

Dear Sirs:

              We have acted as special Indonesian counsel to Union Texas Petroleum Holdings, Inc., a Delaware corporation (the "Company"), in connection with the Credit Agreement dated as of April 24, 1995 (the "Credit Agreement") among the Company, the Banks and Co-Agents listed on the signature pages thereof and NationsBank of Texas, N.A., as Agent (the "Agent"), and to Union Texas East Kalimantan Limited, a Bahamian corporation (the "Guarantor"), in connection with the Subsidiary Guaranty Agreement dated as of April 24, 1995 (the "Subsidiary Guaranty Agreement") among Union Texas Petroleum Energy Corporation, Union Texas Products Corporation, the Guarantor, Union Texas International Corporation, Unistar, Inc. and the Agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

              In connection with the opinions expressed below, we have examined the April 3, 1995 draft of the Credit Agreement and the April 3, 1995 draft of the Subsidiary Guaranty Agreement. We have also examined copies, certified or otherwise identified to our satisfaction, of the Production Sharing Contracts described in Exhibit "A" attached hereto and such other instruments, documents and records as we have deemed necessary to express the opinions hereinafter set forth. We have relied, to the extent that we deem such reliance proper, upon certificates of officers of the Guarantor as to matters of fact not independently established by us.

              For purposes of this opinion, we have assumed the genuineness of all signatures appearing on the documents examined by us, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us, or otherwise in our possession, as copies, and the due authorization, execution and delivery of all such documents. Wherever the phrase "to the best of our knowledge" appears in this opinion, its use reflects that we have no actual knowledge to the contrary, that we have made due inquiry of the Guarantor, but that we have not made any independent investigation into any of the matters to which we refer.

To the Banks and the Agent
 Referred to Below
c/o NationsBank of Texas, N.A. as Agent
April 24, 1995
Page 2



              Based on the foregoing, and subject to the qualifications and limitations set forth below, we are of the opinion so far as the laws of the Republic of Indonesia are concerned that:

              1. The Guarantor is duly qualified as a foreign corporation under the laws of the Republic of Indonesia, to the extent required by Indonesian law and to the extent necessary to carry out its obligations under the Production Sharing Contracts, and has all material governmental licenses, authorizations, consents and approvals required to own property and assets situated in Indonesia and to carry on business in the Republic of Indonesia in accordance with the terms of the Production Sharing Contracts.

              2. The execution, delivery and performance by the Guarantor of the Subsidiary Guaranty Agreement do not constitute a breach of or default under any provision of applicable law or regulation of the Republic of Indonesia.

              3. To the best of our knowledge, the execution, delivery and performance by the Guarantor of the Subsidiary Guaranty Agreement do not constitute a breach of or default under, or result in the creation or imposition of any Lien on any material asset of the Guarantor under, any judgment, injunction, order or decree of any court or governmental instrumentality of the Republic of Indonesia binding upon the Guarantor.

              4. No authorization, consent or approval of any Indonesian governmental body, agency or official is required in connection with the execution, delivery or performance by the Guarantor of the Subsidiary Guaranty Agreement. The Guarantor is obligated to report the execution and delivery of the Subsidiary Guaranty Agreement to the Foreign Commercial Loan Team (the "Team") established pursuant to Presidential Decree No. 39 of 1991 and to deliver to the Team and to Bank Indonesia copies of the Credit Agreement and the Subsidiary Guaranty Agreement.

              5. To the best of our knowledge, there is no action, suit or proceeding pending against, threatened against or affecting the Guarantor or any of its properties or interests, at law or in admiralty or equity, before any court, arbitrator, governmental body, agency or official of the Republic of Indonesia.

              6. The choice of Texas law as the proper law of the Subsidiary Guaranty Agreement would be upheld as a valid choice of law by the courts of the Republic of Indonesia, and the submission by the Guarantor to the nonexclusive jurisdiction of the courts referred to in Section 3.05 of the Subsidiary Guaranty

To the Banks and the Agent
 Referred to Below
c/o NationsBank of Texas, N.A. as Agent
April 24, 1995
Page 3


Agreement with respect to proceedings in connection with the Subsidiary Guaranty Agreement would be treated by the courts of the Republic of Indonesia as legal, valid, binding and enforceable in accordance with the terms of such
Section 3.05. We note, however, that judgments of foreign courts are not enforceable in Indonesia.

              7. All amounts payable by the Guarantor under the Subsidiary Guaranty Agreement may be made free and clear of and without deduction for or on account of any taxes, imposts, withholdings or other deductions imposed, assessed or levied by the Republic of Indonesia or any department, agency, political subdivision, instrumentality or authority thereof or therein, irrespective of the fact that the Agent or any of the Banks may have a representative office or subsidiary in Indonesia, except that to the extent any payments of interest and other payments in the nature of interest made by the Guarantor under the Subsidiary Guaranty Agreement are recognized as being effectively connected with the carrying on of the Guarantor's business in the Republic of Indonesia, Indonesian withholding tax is payable at a rate of 20% thereof, except where a recipient qualifies for a lower rate under a bilateral tax treaty and an approval pursuant to the Circular Letter of the Director General of Taxation No. SE-22/PJ.35/1993 dated August 31, 1993, has been obtained from the Indonesian tax authorities acknowledging that the recipient is entitled to the benefits of the treaty.

              8. No stamp or registration duty or similar taxes or charges are payable in the Republic of Indonesia in respect of the Subsidiary Guaranty Agreement, except nominal stamp taxes.

              9. Under the laws of the Republic of Indonesia, neither the Agent nor any Bank will be deemed to be resident, domiciled or carrying on any commercial activity in the Republic of Indonesia or, except as provided in subparagraph 7 above, subject to any Indonesian taxes, imposts or duties as a result only of the entry into and performance of the Subsidiary Guaranty Agreement or the transactions contemplated thereby.

              This opinion is limited in all respects to the laws of the Republic of Indonesia. This opinion is for the benefit of and may be relied upon by the Company, the Guarantor, the Banks, the Agent, the Co-Agents, their respective successors and assigns, their respective counsel and Participants in connection with the transactions contemplated by the Credit Agreement and may be relied upon by Newton W. Wilson, III, General Counsel of the Company, and Andrews & Kurth L.L.P., special counsel to the Company, in rendering their respective opinions to the Banks and the Agent in connection with such transactions. Otherwise, this opinion may not be used,

To the Banks and the Agent
 Referred to Below
c/o NationsBank of Texas, N.A. as Agent
April 24, 1995
Page 4


published, circulated or relied upon by any other person for any purpose without our prior written consent.

                                                        Very truly yours,

                                                        MOCHTAR, KARUWIN & KOMAR

                                   EXHIBIT A

                          PRODUCTION SHARING CONTRACTS


              1. Amended and Restated Production Sharing Contract dated April 23, 1990, but effective as of August 8, 1968 among Perusahaan Pertambangan Minyak Dan Gas Bumi Negara, and Roy M. Huffington, Inc., Virginia Indonesia Company, Virginia International Company, Ultramar Indonesia Limited, Union Texas East Kalimantan Limited, Universe Gas & Oil Company, Inc. and Huffington Corporation.

              2. Production Sharing Contract dated April 23, 1990, but effective as of August 8, 1998 among Perusahaan Pertambangan Minyak Dan Gas Bumi Negara, and Roy M. Huffington, Inc., Virginia Indonesia Company, Virginia International Company, Ultramar Indonesia Limited, Union Texas East Kalimantan Limited, Universe Gas & Oil Company, Inc. and Huffington Corporation.

                                                                     EXHIBIT G-2

                      OPINION OF SPECIAL BAHAMIAN COUNSEL

                                 April 24, 1995


To the Banks and the Agent
 Referred to Below
c/o NationsBank of Texas, N.A., as Agent
700 Louisiana Street
Houston, Texas 77002

Dear Sirs:

              We have acted as special Bahamian counsel to Union Texas Petroleum Holdings, Inc., a Delaware corporation (the "Company"), in connection with the Credit Agreement dated as of April 24, 1995 (the "Credit Agreement") among the Company, the Banks and Co-Agents listed on the signature pages thereof and NationsBank of Texas, N.A., as Agent (the "Agent"), and to Union Texas East Kalimantan Limited, a Bahamian corporation (the "Guarantor") in connection with the Subsidiary Guaranty Agreement dated as of April 24, 1995 (the "Subsidiary Guaranty Agreement") among Union Texas Petroleum Energy Corporation, Union Texas Products Corporation, the Guarantor, Union Texas international Corporation, Unistar, Inc. and the Agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

              In connection with the opinions expressed below, we have examined the April 3, 1995 draft of the Credit Agreement and the April 3, 1995 draft of the Subsidiary Guaranty Agreement. We have also examined copies, certified or otherwise identified to our satisfaction, of such other instruments, documents and records as we have deemed necessary to express the opinions hereinafter set forth. We have relied, to the extent that we deem such reliance proper, upon certificates of officers of the Guarantor as to matters of fact not independently established by us.

              For purposes of this opinion, we have assumed the genuineness of all signatures appearing on the documents examined by us, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us, or otherwise in our possession, as copies, and the due authorization, execution and delivery of all such documents (other than the Subsidiary Guaranty Agreement insofar as it relates to the Guarantor). Wherever the phrase "to the best of our knowledge" appears in this opinion, its use reflects that we have no actual knowledge to the contrary, that we have made due inquiry of the Guarantor, but that we have not made any independent investigation into any of the matters to which we refer.

To the Banks and the Agent
 Referred to Below
c/o NationsBank of Texas, N.A. as Agent
April 24, 1995
Page 2



              Based on the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that:

              1. The Guarantor is a corporation duly organized, validly existing and in good standing, and has all corporate power and authority and all material governmental licenses, authorizations, consents and approvals required to own its assets and to carry on its business as now conducted.

              2. The execution, delivery and performance by the Guarantor of the Subsidiary Guaranty Agreement are within the Guarantor's corporate powers, have been duly authorized by all necessary corporate action, and do not constitute a breach of or default under any provision of applicable law or regulation of The Bahamas or the Memorandum of Association or the Articles of Association of the Guarantor.

              3. To the best of our knowledge, the execution, delivery and performance by the Guarantor of the Subsidiary Guaranty Agreement do not constitute a breach of or default under, or result in the creation or imposition of any Lien on any material asset of the Company or the Guarantor under, any judgment, injunction, order or decree of any court or governmental instrumentality of The Bahamas binding upon the Guarantor.

              4. No authorization, consent or approval of any Bahamian governmental body, agency or official is required in connection with the execution, delivery or performance by the Guarantor of the Subsidiary Guaranty Agreement.

              5. To the best of our knowledge, there is no pending or threatened action, suit or proceeding before any court or any governmental agency or body or any arbitrator in The Bahamas involving the Guarantor.

              6. The choice of Texas law as the proper law of the Subsidiary Guaranty Agreement would be upheld as a valid choice of law by the courts of The Bahamas, and the submission by the Guarantor to the nonexclusive jurisdiction of the courts referred to in Section 3.05 of the Subsidiary Guaranty Agreement with respect to proceedings in connection with the Subsidiary Guaranty Agreement is legal, valid, binding and enforceable in accordance with the terms of such Section 3.05.

              7.     (a)    Any of William M. Krips, President, Larry D.
Kalmbach, Vice President, Johnnie J. Cox, Vice President, James E. Knight, Vice President, Newton W. Wilson, III, Secretary, Michael N. Markowitz, Treasurer, Robert V. Deere,

To the Banks and the Agent
 Referred to Below
c/o NationsBank of Texas, N.A. as Agent
April 24, 1995
Page 3


Controller, Alan R. Crain, Assistant Secretary, and Luis H. Derrota, Assistant Secretary (collectively, the "Authorized Officers") of the Guarantor has been duly authorized to sign the Subsidiary Guaranty Agreement and any other required documents on behalf of the Guarantor and will bind the Guarantor by such Authorized Officer's actions.

              (b) Upon execution and delivery of the Subsidiary Guaranty Agreement by any Authorized Officer, the Subsidiary Guaranty Agreement will constitute a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws affecting creditors' rights generally and to general principles of equity, and the Subsidiary Guaranty Agreement is in proper form for its enforcement in the courts of The Bahamas.

              8. All amounts payable by the Guarantor under the Subsidiary Guaranty Agreement may be made free and clear of and without deduction for or on account of any taxes, imposts, withholdings or deductions of any kind imposed, assessed or levied by The Bahamas or any authority thereof or therein, irrespective of the fact that the Agent or any of the Banks may have a representative office or subsidiary in The Bahamas.

              9. A stamp duty of Ten dollars Bahamian currency (B$10.00) is payable in The Bahamas in respect of the Subsidiary Guaranty Agreement. No other duty, tax or charge is payable in The Bahamas in respect of the Subsidiary Guaranty Agreement.

              10. Under the laws of The Bahamas, neither the Agent nor any Bank will be deemed to be resident, domiciled or carrying on any commercial activity in The Bahamas or subject to any Bahamian taxes, imposts or duties as a result only of the entry into and performance of the Subsidiary Guaranty Agreement or the transactions contemplated thereby.

              This opinion is limited in all respects to the laws of The Bahamas. This opinion is for the benefit of and may be relied upon by the Company, the Guarantor, the Banks, the Agent, the Co-Agents, their respective successors and assigns, their respective counsel and Participants in connection with the transactions contemplated by the Credit Agreement and may be relied upon by Newton W. Wilson, III, General Counsel of the Company, and Andrews & Kurth L.L.P., special counsel to the Company, in rendering their respective opinions to the Banks and the Agent in connection with such transactions. Otherwise, this opinion may not be used, published,

To the Banks and the Agent
 Referred to Below
c/o NationsBank of Texas, N.A. as Agent
April 24, 1995
Page 4


circulated or relied upon by any other person for any purpose without our prior written consent.

                                                        Yours faithfully,

                                                        GRAHAM, THOMPSON & CO.